Filed Pursuant to Rule 424(b)(5)
SEC File No. 333-251660

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 6, 2021)

C$35,000,000

DIRTT Environmental Solutions Ltd.

6.25% Convertible Unsecured Subordinated Debentures due 2026

DIRTT Environmental Solutions Ltd. (“we,” “us,” “our,” or the “Company”) are offering (the “Offering”) C$35.0 million aggregate principal amount of 6.25% Convertible Unsecured Subordinated Debentures due 2026 (the “Debentures”) in Canada and the United States, bearing interest at an annual rate of 6.25% payable semi-annually in arrears, on June 30 and December 31 of each year commencing on June 30, 2022 (each an “Interest Payment Date”). The maturity date of the Debentures will be December 31, 2026 (the “Maturity Date”). Holders may convert their Debentures into fully paid, non-assessable freely tradeable common shares (“Common Shares”) of the Company at the option of the holder in certain circumstances. See “Description of Debentures – Conversion Privilege.” The Debentures will not be redeemable by the Company before December 31, 2024, except in certain limited circumstances. See “Description of Debentures – Redemption and Purchase.”

Our issued and outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the trading symbol “DRT” and on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “DRTT.” We have received conditional approval to list the Debentures (including the Debentures issuable pursuant to the Over-Allotment Option, as defined herein) and the Common Shares issuable on the conversion, redemption and maturity of the Debentures (including the Common Shares issuable as a Make Whole Premium, as defined herein, on conversion in certain circumstances) or otherwise issuable pursuant to the Indenture (as defined herein) (collectively, the “Offered Securities”) on the TSX.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our Debentures involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 6 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER DEBENTURE		TOTAL
Public Offering Price	C$	1,000	C$	35,000,000
Underwriting Discount(1)	C$	40	C$	1,400,000
Proceeds to DIRTT Environmental Solutions Ltd. (before expenses)	C$	960	C$	33,600,000

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted to the underwriters an option for a period of 30 days to purchase up to an additional 5,250 Debentures at a price of C$1,000 per Debenture (the “Over-Allotment Option”). If the option is exercised in full, net proceeds to us (before deducting Offering expenses) will be C$38,640,000.

The underwriters expect to deliver the Debentures in book-entry form only through the facilities of CDS Clearing and Depository Services Inc. (“CDS”) for the accounts of its participants on or about December 1, 2021.

Book-Running Manager

NATIONAL BANK OF CANADA FINANCIAL INC.

Co-Managers

Craig-Hallum Capital Group LLC	Raymond James (USA) Ltd.	Paradigm Capital U.S. Inc.

Prospectus Supplement dated November 26, 2021.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this Offering. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such free writing prospectus or of any sale of the Debentures. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted.

We expect to deliver the Debentures against payment for the Debentures on or about December 1, 2021, which will be the 8th business day following the date of the pricing of the Debentures (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act (as defined herein), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Debentures on the date of pricing or the next seven business days will be required, by virtue of the fact that the Debentures initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this Offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this Offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this Offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any underwriter, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus, and any such related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any such related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any such related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any such related free writing prospectus is delivered, or Debentures are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements that involve substantial risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements (collectively, “forward-looking statements”). The words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this prospectus supplement, the accompanying prospectus, and the information incorporated by reference contain forward-looking statements pertaining to, among other things, the use of the net proceeds from the Offering; completion of the Offering and the timing thereof; the exercise of the Over-Allotment Option; the Company’s expectations regarding the COVID-19 pandemic, including the economic recovery therefrom; the amount and nature of capital expenditures by the Company in 2022; the competitiveness of the Company’s solutions, the Company’s business, financial condition, results of operations and growth prospects and the financial position of the Company; and other such statements identified as such in the documents incorporated by reference herein. Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have an adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the severity and duration of the coronavirus (“COVID-19”) pandemic and related economic repercussions and other risks described under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequently filed Quarterly Reports on Form 10-Q. These factors include, but are not limited to, the following:

•	failure to receive, in a timely manner, regulatory, TSX and other required approvals in connection with the Offering;

•	the impact of the COVID-19 pandemic and any strain variants or resurgences thereof on our business;

•	our ability to implement our strategic plan;

•	our ability to maintain and manage growth effectively;

•	competition in the interior construction industry;

•	competitive behaviors by our co-founders and former executives;

•	the condition and changing trends of the overall construction industry;

•	our reliance on our network of independent distribution partners (“Distribution Partners”) for sales, marketing and installation of our solutions;

•	our ability to introduce new designs, solutions and technology and gain client and market acceptance;

•	defects in our designing and manufacturing software and warranty and product liability claims brought against us;

•	material fluctuations of commodity prices, including raw materials;

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•	shortages of supplies of certain key components and materials or disruption in supplies due to global events, including the COVID-19 pandemic;

•	the impact of the shareholder meeting requisition notice received on November 17, 2021;

•	global economic, political and social conditions and financial markets;

•	our exposure to currency exchange rates, tax rates and other fluctuations, including those resulting from changes in laws or administrative practice;

•	legal and regulatory proceedings brought against us;

•	our ability to comply with the covenants included in our loan agreements and other debt instruments, including the RBC Facility and the Leasing Facilities (each as defined herein);

•	infringement on our patents and other intellectual property;

•	cyber-attacks and other security breaches of our information and technology systems;

•	damage to our information technology and software systems;

•	our requirements to comply with applicable environmental, health and safety laws;

•	our ability to generate sufficient revenue to achieve and sustain profitability;

•	our periodic fluctuations in results of operations and financial conditions;

•	volatility of our share price;

•	the effect of being governed by the corporate laws of Alberta, Canada, including obstacles to investors seeking to acquire control of our company;

•	the effect of being governed by the corporate laws of a foreign country, including the difficulty of enforcing civil liabilities against directors and officers residing in a foreign country;

•	turnover of our key executives and difficulties in recruiting or retaining key employees;

•	the availability of capital or financing on acceptable terms, which may impact our liquidity and impair our ability to make investments in the business;

•	the availability of government subsidies;

•	the construction, expansion and commissioning of our facilities and buildings;

•	future mergers, acquisitions, agreements, consolidations or other corporate transactions we may engage in; and

•	other factors and risks described under the heading “Risk Factors.”

These risks are not exhaustive. Because of these risks and other risks and uncertainties, our actual results, performance or achievement, or industry results, may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our past results of operations are not necessarily indicative of our future results. You should not place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Debentures. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the “Risk Factors” section contained in the documents incorporated by reference herein, and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making an investment decision.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “DIRTT Environmental Solutions,” “DIRTT,” “the company,” “we,” “us,” and “our” refer to DIRTT Environmental Solutions Ltd. and, where appropriate, our consolidated subsidiaries.

Company Overview

We are an innovative manufacturing company featuring a proprietary software and virtual reality visualization platform, coupled with vertically integrated manufacturing that designs, configures and manufactures prefabricated interior solutions used primarily in non-residential spaces across a wide range of industries and businesses. We combine innovative product design with our industry-leading, proprietary ICE® Software (“ICE” or “ICE Software”), and technology-driven, lean manufacturing practices and sustainable materials to provide end-to-end solutions for the traditionally inefficient and fragmented interior construction industry. We create customized interiors with the aesthetics of conventional construction but with greater schedule and cost certainty, shorter lead times, greater future flexibility, and better environmental sustainability than conventional construction.

Our ICE Software allows us to sell, design, visualize (including 3D virtual reality modeling of interiors), configure, price, communicate, engineer, specify, order and manage projects, thereby reducing challenges associated with traditional construction, including cost overruns, change orders, inconsistent quality, delays and material waste. While other software programs and virtual reality tools are used in the architectural and construction industries, we believe our ICE Software provides end-to-end integration and management, from design through engineering, manufacturing and installation. Our interior construction solutions include prefabricated, customized interior modular walls, ceilings, and floors; decorative and functional millwork; power infrastructure; network infrastructure; and pre-installed medical gas piping systems. We strive to incorporate environmentally sustainable materials and reusable components into our solutions while creating flexible, functional and well-designed environments for the people who will use them.

We offer our interior construction solutions throughout the United States and Canada, as well as in select international markets, through our Distribution Partners and an internal sales team. Our Distribution Partners use ICE to work with end users to envision and design their spaces, and orders are electronically routed through ICE to our manufacturing facilities for production, packing and shipping. Our Distribution Partners then coordinate the receipt and installations of our interior solutions at the end users’ locations.

Our manufacturing facilities are in Calgary, Alberta; Phoenix, Arizona; Savannah, Georgia; and Rock Hill, South Carolina.

Recent Developments

On November 17, 2021, the board of directors of the Company (the “Board”) received a requisition pursuant to section 142 of the Business Corporations Act (Alberta) (the “ABCA”) requesting that a special meeting of the Company’s shareholders be called to consider removing from office six of the independent directors of the

Company and replacing them with hand-picked nominees of Mr. Aron English of 22NW Fund, LP (“22NW Fund”). The Board (or a Committee thereof) will review the requisition to, among other things, determine its validity. The Company will respond to the requisition in due course.

Our Corporate Information

Our name “DIRTT” stands for Doing It Right This Time. We were incorporated in Alberta, Canada, under the ABCA on March 4, 2003. Our headquarters are located at 7303 30th Street S.E., Calgary, Alberta, T2C 1N6, Canada, and our telephone number at that address is (403) 723-5000. Our website address is http://www.dirtt.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and nonvoting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act enacted in April 2012. Certain specified reduced reporting and other regulatory requirements are available to public companies that are emerging growth companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and

•	reduced disclosure about our executive compensation arrangements.

We will continue to be an emerging growth company until the earliest of:

•

the last day of our fiscal year in which we have total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1 million) or more;

•

the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933 (“Securities Act”);

•	the date on which we have, during the prior three-year period, issued more than $1 billion in non-convertible debt; or

•

the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that is held by non-affiliates (or public float) exceeds $700 million as of the last day of our second fiscal quarter in our prior fiscal year.

We elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

The following is a brief summary of some of the terms of the Offering. For a more complete description of the terms of the Debentures, see “Description of Debentures”.

Issue:	C$35,000,000 aggregate principal amount of 6.25% convertible unsecured subordinated debentures.

Price:	C$1,000 per Debenture.

Closing Date:	On or about December 1, 2021.

Maturity Date:	December 31, 2026.

Use of Proceeds:	We intend to use a portion of the net proceeds of the Offering, together with cash reserves on hand, to fund our anticipated 2022 capital expenditure program of approximately $7.0 million, comprised of approximately $2.5 million related to refreshes of DIRTT Experience Centers, continued enhancement of the Company’s customer relationship management system and website redesign, approximately $2.5 million on software development and approximately $2.0 million on manufacturing and other capital upgrades. The remaining net proceeds of the Offering are expected to be used, initially, to support the continued funding of the Company’s manufacturing and commercial activities as the COVID-19 pandemic recovery occurs, and to provide incremental liquidity to support the Company’s operations and growth objectives. See “Use of Proceeds”.

Listing and Trading:	DIRTT has received conditional approval to list the Offered Securities on the TSX. Listing of the Offered Securities on the TSX will be subject to our fulfillment of all the listing requirements of the TSX on or before February 11, 2022. We have given notice to the Nasdaq to list the Common Shares issuable on conversion, redemption and maturity of the Debentures or otherwise issuable pursuant to the indenture, dated January 25, 2021, by and among DIRTT and the Trustees (as defined below), as supplemented and amended from time to time (the “Base Indenture”), and to be further supplemented by the second supplemental indenture (the “Second Supplemental Indenture”) to be dated as of the closing of the Offering (the “Closing Date”) between the Company and the Trustees establishing the terms of the Debentures (the Base Indenture as so supplemented by the Second Supplemental Indenture, the “Indenture”). See “Risk Factors”.

Over-Allotment Option:

We have granted to National Bank of Canada Financial Inc., Craig-Hallum Capital Group LLC, Raymond James (USA) Ltd. and Paradigm Capital U.S. Inc. (collectively, the “Underwriters”) the Over-Allotment Option to purchase up to an additional 5,250 Debentures at a price of C$1,000 per Debenture, exercisable, at any time and from time to time, in whole or in part, commencing on the Closing Date and ending on the date that is 30 days following the Closing Date, to cover over-allotments, if any, or for market stabilization purposes. A purchaser who acquires Debentures, forming part of the Underwriters’ over-allocation position acquires those securities under this prospectus supplement and accompanying prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

Interest:	The Debentures will bear interest at a rate of 6.25% per annum payable semi-annually in arrears, on June 30 and December 31 in each year commencing on June 30, 2022 and continuing up to but excluding the Maturity Date. The first payment will represent accrued interest for the period from the Closing Date up to but excluding June 30, 2022.

Conversion Privilege:	Each Debenture will be convertible into fully paid and non-assessable freely tradeable Common Shares at the option of the holder thereof at any time prior to 4:30 p.m. (Calgary time) on the earlier of: (i) the last Business Day (as defined below) immediately preceding the Maturity Date; (ii) the last Business Day immediately preceding any date set for redemption (the “Redemption Date”); and (iii) in connection with a Change of Control (as defined herein) in certain circumstances (see “Description of Debentures – Make Whole Change of Control”), on the last Business Day immediately preceding the payment date as set out in the Indenture, in each case, at the conversion price of C$4.20 per Common Share (the “Conversion Price”), representing a conversion rate of approximately 238.0952 Common Shares per C$1,000 principal amount of Debentures, subject to adjustment in accordance with the Indenture. “Business Day” means any day other than a Saturday, Sunday or statutory holiday in Calgary, Alberta or Toronto.

If a holder elects to convert its Debentures in connection with a Change of Control that occurs on or prior to the Maturity Date, in certain circumstances the holder will be entitled to receive additional Common Shares as a Make Whole Premium (as defined herein) on conversion. See “Description of Debentures – Make Whole Change of Control”.

Upon conversion of any Debentures, the holder thereof will receive accrued and unpaid interest thereon in cash, if any, for the period from, and including, the last Interest Payment Date up to but excluding the date of conversion.

Holders converting their Debentures will become holders of record of Common Shares on the date of conversion provided that, if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person entitled to receive Common Shares will become the holder of record of such Common Shares as at the date on which such register is next reopened.

Dividend Adjustment and Anti-Dilution:	The conversion right will be subject to standard anti-dilution provisions, including an adjustment to the Conversion Price for any cash or stock dividends or distributions paid to holders of Common Shares. The Conversion Price will also be subject to standard anti-dilution adjustments upon, inter alia, share consolidations, share splits, spin-off events, rights issues and reorganizations. See “Description of Debentures – Conversion Privilege”.

Redemption and Purchase:	The Debentures will not be redeemable by us before December 31, 2024, except in certain limited circumstances following a Change of Control. See “Description of Debentures – Repurchase upon a Change of Control”. On and after December 31, 2024 and prior to December 31, 2025, provided that the Current Market Price (as defined herein) at the time at which notice of redemption is given is at least 125% of the Conversion Price, the Debentures may be redeemed by us, in whole or in part from time to time, at our option on not more than 60 days’ and not less than 30 days’ prior written notice, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon, if any, up to but excluding the Redemption Date (collectively, the “Redemption Price”). On and after December 31, 2025 and prior to the Maturity Date, the Debentures may be redeemed by us, in whole or in part from time to time, at our option on not more than 60 days’ and not less than 30 days’ prior written notice, at the Redemption Price.

If less than all the Debentures outstanding at any time are to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of the Debentures being redeemed are being redeemed by the payment of freely tradeable Common Shares, the Debentures to be so redeemed will be selected by either Computershare Trust Company of Canada (the “Canadian Trustee”) or Computershare Trust Company, National Association (the “U.S. Trustee” and, together with the Canadian Trustee, the “Trustees” and each, as appropriate and in accordance with the Indenture, the “Trustee”) on a pro rata basis or in such other manner as the Trustee deems equitable, subject to the approval of the TSX (or such other exchange on which the Debentures are then listed, as may be required from to time) if we elect share settlement as described under “Description of Debentures – Payment upon Redemption or Maturity”.

We will have the right to purchase Debentures for cancellation in the market, by tender or by private contract, at any time, subject to regulatory requirements. See “Description of Debentures – Redemption and Purchase”.

Payment upon Redemption or Maturity:

On any Redemption Date or on the Maturity Date, as applicable, we will repay the indebtedness represented by the Debentures by depositing with the Trustee or any paying agent to the order of the Trustee such sums of money, or such Common Shares, or both as the case may be, as may be sufficient to pay, as applicable, (i) the Redemption Price of the Debentures so called for redemption, or

(ii) the principal amount of the outstanding Debentures, together with accrued and unpaid interest thereon, if any, up to but excluding the Maturity Date.

On any Redemption Date or on the Maturity Date, as applicable, we may, at our option, on not more than 60 days’ and not less than 30 days’ prior written notice and subject to regulatory approval, provided that no Event of Default (as defined herein) has occurred and is continuing, and subject to the satisfaction or waiver of all other conditions specified in the Indenture, elect to satisfy our obligation to repay, in whole or in part, the principal amount of the Debentures which are to be redeemed or which will mature, together with all accrued and unpaid interest thereon, by issuing and delivering freely tradeable Common Shares to the holders of the Debentures. Payment for Debentures subject to such election would be satisfied by issuing and delivering to the holders of such Debentures such number of freely tradeable Common Shares as is obtained by dividing the principal amount of the Debentures subject to the election, together with all accrued and unpaid interest thereon, by 95% of the Current Market Price in effect on the Redemption Date or Maturity Date, as applicable.

No fractional Common Shares will be issued upon redemption or maturity of the Debentures; in lieu thereof, we will satisfy such fractional interest by a cash payment equal to the relevant fraction of the Current Market Price of a whole Common Share.

See “Description of Debentures – Payment upon Redemption or Maturity”.

Rank:	The Debentures will be our direct, unsecured obligations and will be fully subordinated to all existing and future Senior Indebtedness (as defined herein) (including the RBC Facility and the Leasing Facilities). The Debentures will rank equally with one another and will rank pari passu with the January 2021 Debentures (as defined herein) and all of our other existing and future unsecured subordinated indebtedness to the extent subordinated on the same terms, as more particularly described below under “Description of Debentures – Subordination”.

The Indenture will not restrict our ability to incur additional indebtedness, including Senior Indebtedness, or to mortgage, pledge or charge our properties to secure any indebtedness or liabilities, including Senior Indebtedness. See “Description of Debentures – Rank”.

Subordination:	The payment of the principal and premium, if any, of, and interest on, the Debentures will be subordinated and, upon the occurrence of an event of default under the Senior Indebtedness, postponed, and subject in right of payment to the full and final payment of all of our Senior Indebtedness.

The Indenture will provide that in the event of any insolvency or bankruptcy proceedings, or any receivership, creditor enforcement, realization, liquidation, reorganization or other similar proceedings relative to us, or to our property or assets, whether voluntary or involuntary, partial or complete, or in the event of any proceedings for liquidation, dissolution or winding-up of us, whether or not involving insolvency or bankruptcy, and whether voluntary or involuntary, partial or complete, or any marshalling of our assets and liabilities, then holders of Senior Indebtedness will receive payment in full before the holders of Debentures will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the Debentures or any unpaid interest accrued thereon excluding the issuance of Common Shares on conversion, redemption or maturity of the Debentures, provided no Event of Default has occurred under the Indenture. The Indenture will also provide that we will not make any payment, and the holders of the Debentures will not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including, without any limitation, by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures: (i) in a manner inconsistent with the terms (as they exist on the date of issue) of the Debentures; or (ii) at any time when a default or an event of default has occurred under the Senior Indebtedness and is continuing or upon the acceleration of Senior Indebtedness and the notice of such default, event of default or acceleration has been given by or on behalf of holders of Senior Indebtedness to us, unless the Senior Indebtedness has been repaid in full.

See “Description of Debentures – Subordination”.

Change of Control:	Within 30 days following the occurrence of a Change of Control, we will be required to make a Debenture Offer (as defined herein) at the Offer Price. See “Description of Debentures – Repurchase upon a Change of Control”.

In addition to the requirement for us to make a Debenture Offer in the event of a Change of Control, if a Change of Control occurs in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of: (i) cash, other than cash payments for fractional Common Shares and cash payments made in respect of dissenters’ appraisal rights; (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a recognized stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a recognized stock exchange, then, subject to regulatory approval, during the period beginning ten trading days before the anticipated date on which the Change of Control becomes effective and ending at 4:30 p.m. (Calgary time) on the date that is 30 days after the date that the

Debenture Offer in respect of such Change of Control is delivered, holders of Debentures will be entitled to convert their Debentures and, subject to certain limitations, receive, subject to and upon completion of the Change of Control, in addition to the number of Common Shares they would otherwise be entitled to receive as set out under “Description of Debentures – Conversion Privilege”, a Make Whole Premium consisting of an additional number of Common Shares per C$1,000 principal amount of Debentures as set out in the Indenture. See “Description of Debentures – Make Whole Change of Control”.

Restriction on Share Redemption Right or Maturity Right:	The Company shall not, directly or indirectly (through a subsidiary or otherwise) undertake or announce any rights offering, issuance of securities, subdivision of the Common Shares, dividend or other distribution on the Common Shares or any other securities, capital reorganization, reclassification or any similar type of transaction in which:

(a)	the number of securities to be issued;

(b)	the price at which securities are to be issued, converted or exchanged; or

(c)	any property or cash that is to be distributed or allocated,

is in whole or in part based upon, determined in reference to, related to or a function of, directly or indirectly: (i) the exercise or potential exercise of the right to issue Common Shares on redemption or maturity of the Debentures; or (ii) the Current Market Price determined in connection with the exercise or potential exercise of the right to issue Common Shares on redemption or maturity of the Debentures.

Interest Payment Election:	We may elect, from time to time (including following conversion, at the time of redemption or at the time of maturity), subject to applicable regulatory approval and provided that the Company is not in default under the Indenture, to satisfy an obligation to pay interest on the Debentures in accordance with the Indenture (“Interest Obligation”): (i) in cash; (ii) by delivering sufficient Common Shares to the applicable Trustee for sale, to satisfy the Interest Obligation, in which event holders of the Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Common Shares; or (iii) any combination of (i) and (ii) above. See “Description of Debentures – Interest Payment Election”.

Events of Default:

The Indenture will provide that an Event of Default will occur if certain events described in the Indenture occur, including if any one or more of the following described events has occurred and is continuing with respect to the Debentures: (i) failure for 30 days to pay interest on the Debentures when due; (ii) failure to pay principal or premium (whether by payment of cash or delivery of Common

Shares), if any, when due on the Debentures whether at maturity, upon redemption or a Change of Control, by declaration or otherwise; (iii) default in the delivery, when due, of any Common Shares or other consideration, including any Make Whole Premium, payable on conversion with respect to the Debentures, which default continues for 15 days; (iv) our failure to comply with our obligations to repurchase the Debentures as required under the Indenture; (v) our failure to comply with our obligations to redeem the Debentures as required under the Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization of us under bankruptcy or insolvency laws.

If an Event of Default has occurred and is continuing, either Trustee may, in its discretion, and will, upon the request of holders of not less than 25% in principal amount of the then-outstanding Debentures declare the principal of, premium (if any) and interest on all outstanding Debentures to be immediately due and payable. The registered holders of a majority in aggregate principal amount of the Debentures by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration.

See “Description of Debentures – Events of Default”.

Trustee:	Computershare Trust Company of Canada will serve as the Canadian Trustee, and Computershare Trust Company, National Association will serve as the U.S. Trustee.

Governing Law:	The Indenture and the Debentures are governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee under the Indenture will be governed by and construed under the laws of the State of New York.

Risk Factors:	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors that should be carefully considered before making a decision to invest in the Debentures.

RISK FACTORS

Investing in our Debentures involves a high degree of risk. You should carefully consider the risks described below, with other information in this supplement, the accompanying prospectus and the documents incorporated by reference, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2021. The occurrence of any of these risks could harm our business, financial condition, or future results. In such an event, the market price of our Debentures could decline, and you may lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition or future results.

Risks Relating to Recent Events

Our business, financial condition, results of operations and growth could be harmed by the effects of the COVID-19 pandemic and related government measures.

The COVID-19 pandemic has created significant volatility, uncertainty and economic disruption. The extent to which COVID-19, or other public health pandemics or epidemics, impact our employees, operations, customers, suppliers and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the COVID-19 pandemic (and whether there is a resurgence or multiple resurgences of the virus in the future, including as a result of strain variations); the actions taken by governments and public health officials in response to the pandemic; the availability and effectiveness of vaccines, approvals thereof and the speed of vaccine distribution; the impact on construction activity (including related supply chain and labor shortages and their effects on construction schedules and timing); the effect on our customers’ demand for our DIRTT solutions; our ability to manufacture and sell our products; and the ability of our customers to pay for our products. For example, while many of our products support life sustaining activities and essential construction, we, and certain of our customers or suppliers, may be impacted by state or provincial actions, orders and policies regarding the COVID-19 pandemic, including temporary closures of non-life sustaining businesses, shelter-in-place orders, and travel, social distancing and quarantine policies, the implementation and enforcement of which may vary by individual jurisdictions. On September 9, 2021, President Biden issued executive orders establishing new vaccination requirements applicable to U.S. federal workers and contractors, large employers and healthcare workers. Subject to limited exceptions, U.S. employees of federal contractors are required to be fully vaccinated against COVID-19 by January 18, 2022. As a federal contractor, we are subject to the executive order and have implemented mandatory vaccination rules for all U.S. employees and subcontractors to satisfy the requirements by January 18, 2022. Further, additional vaccine mandates may be announced in jurisdictions in which our businesses operate. Our implementation of these rules may result in attrition, including attrition of skilled labor, and difficulty securing future labor needs. Additionally, our implementation of these rules may impact our ability to maintain satisfactory arrangements with third-party vendors and service providers, to the extent they are subject to the vaccination requirements and they or their employees are unable or unwilling to comply. Any of the foregoing events could have a material adverse effect on our business, liquidity or results of operations.

The shareholder meeting requisition notice delivered by 22NW Fund could cause us to incur substantial costs, disrupt our operations and strategy, divert the Board and management’s attention, or have other material adverse effects on us.

On November 17, 2021, 22NW Fund took steps to requisition a special meeting of the Company’s shareholders in order to remove six of the independent directors of the Company and replace them with hand-picked nominees of Mr. Aron English of 22NW Fund. See “Recent Developments”. In public filings by 22NW Fund, no compelling rationale has been provided for such actions, and therefore the intentions of 22NW Fund may not be aligned with the interests of our other shareholders. Responding to such actions may be costly and time-consuming, disrupt our operations and strategy, and divert the attention of the Board and our management team from running our business, executing our strategic plan and maximizing performance for our shareholders. In addition, the uncertainty arising from the shareholder requisition could lead to the perception of a change in the direction of our business or instability with our Distribution Partners, clients,suppliers or customers, which may be exploited by our competitors, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, any of which could materially and adversely affect our business and operating results. Moreover, the results of the requisition could impact the strategic direction of the Company in a manner that is adverse to our business and operating results.

Risks Relating to our Debentures and Common Shares

We may not be able to make interest and principal payments on the Debentures on a timely basis or at all.

There is no guarantee that we will have sufficient cash available to make interest and principal payments on the Debentures on a timely basis or at all. The likelihood that purchasers will receive the payments owing to them in connection with the Debentures will be dependent upon our financial health and creditworthiness and our ability to generate revenues. The Debentures will be direct, unsecured obligations of us, effectively subordinated to all of our Senior Indebtedness and other liabilities to the extent of the assets securing such debt and other liabilities. In addition, the Debentures will not be guaranteed by our subsidiaries and will be structurally subordinated to all current and future liabilities of our subsidiaries, including trade payables. This subordination may significantly reduce the possibilities for purchasers of obtaining payment of the amounts owed under the Debentures.

Although we have received conditional approval to list the Offered Securities on the TSX, there is currently no market through which the Debentures may be sold and no guarantee that an active trading market will develop.

We have received conditional approval to list the Offered Securities on the TSX. Listing of the Offered Securities on the TSX will be subject to our fulfillment of all the listing requirements of the TSX on or before February 11, 2022. We have also given notice to the Nasdaq to list the Common Shares issuable on the conversion, redemption and maturity of the Debentures or otherwise issuable pursuant to the Indenture. However, there is currently no market through which the Debentures may be sold and purchasers may not be able to resell Debentures purchased under this prospectus supplement and accompanying prospectus. This may affect the pricing of the Debentures in the secondary market, the transparency and the availability of trading prices, the liquidity of the securities and the extent of issuer regulation. There can be no assurance that an active trading market will develop for the Debentures after completion of the Offering, or if developed, that such a market will be sustained at the price level of the Offering.

The market price of the Debentures and the Common Shares may be volatile and could be subject to fluctuations.

The market price of the Debentures and the underlying Common Shares may be volatile and subject to wide fluctuations and will be based on a number of factors, including, without limitation: (i) the prevailing interest rates being paid by companies similar to us; (ii) the overall condition of the financial and credit markets; (iii) interest rate volatility; (iv) the markets for similar securities; (v) the financial condition, results of operation and prospects of us; (vi) the publication of earnings estimates for us or other research reports and speculation regarding us in the press or investment community; (vii) changes in the industry in which we operate and competition affecting us; (viii) general market and economic conditions; (ix) the market reaction to the COVID-19 pandemic and its impact on the Company; (x) acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; or (xi) the other risks described or referred to in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the market price of the Debentures and the Common Shares.

The volatility may affect the ability of holders of Debentures to sell the Debentures at a favorable price. Additionally, volatility in the market price of the Common Shares may result in greater volatility in the market price of the Debentures than would be expected for non-convertible debt securities.

The Debentures will be subordinated to Senior Indebtedness, and all or a portion of our assets could be unavailable to satisfy the claims of the holders of the Debentures.

The Debentures will be subordinate to our Senior Indebtedness including, without limitation, the RBC Facility and the Leasing Facilities and will rank pari passu with the January 2021 Debentures and all of our other existing and future unsecured debt. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, our assets would be made available to satisfy the obligations of the creditors of such Senior Indebtedness before being available to pay our obligations to the holders of the Debentures. Accordingly, all or a substantial portion of our assets could be unavailable to satisfy the claims of the holders of the Debentures.

Our ability to meet our debt-service requirements will depend on our ability to generate cash in the future, which depends on many factors, including our financial performance, debt-service obligations, our ability to complete acquisitions, dispositions or other transactions, working capital and future capital-expenditure requirements. In addition, our ability to borrow funds in the future and to make payments on outstanding debt will depend on the satisfaction of covenants in then existing credit agreements and other agreements, including the credit agreements governing the RBC Facility and the Leasing Facilities. Under the RBC Facility, if the Borrowing Availability less all outstanding Revolving Credit Loans (as each such term is defined in the RBC Facility) plus unrestricted cash while the RBC Facility is undrawn (the “Net Borrowing Availability”), is less than C$5.0 million, we are subject to a fixed charge coverage ratio (“FCCR”) covenant of 1.10:1 on a trailing twelve month basis. The Company’s Net Borrowing Availability was greater than C$5.0 million at September 30, 2021, and as a result it is not subject to the FCCR covenant under the RBC Facility. Additionally, if the FCCR has been below 1.10:1 for the three immediately preceding months, we would be required to maintain a reserve account equal to the aggregate of one year of payments on outstanding loans on the Leasing Facilities. We did not meet the three month FCCR requirement during each quarter in the nine month period ended September 30, 2021 (FCCR of -1.3:1 on a trailing twelve month basis and -2.3:1 for the three month period ended September 30, 2021), which resulted in requiring the restriction of $2.8 million of cash at September 30, 2021. Should an event of default occur or the Net Borrowing Availability be less than C$6.25 million for five consecutive business days, we would enter a cash dominion period whereby our bank accounts would be blocked by the Royal Bank of Canada (“RBC”) and daily balances would set-off any borrowings thereunder and any remaining amounts made available to us.

A further failure to comply with any covenants or obligations under our consolidated indebtedness could result in a default, which, if not cured or waived, could result in the acceleration of the relevant indebtedness. If such indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. There can also be no assurance that we will generate cash flow in amounts sufficient to pay outstanding indebtedness or to fund any other liquidity needs. The Indenture governing the Debentures will not prohibit us or our subsidiaries from incurring additional indebtedness, including Senior Indebtedness or unsecured indebtedness, in the future.

The Debentures may be repaid in Common Shares, and such an issuance of Common Shares will dilute the ownership interests of our shareholders and could depress the trading price of our Common Shares.

We may not be able to refinance the principal amount of the Debentures in order to repay the principal outstanding or may not have generated enough cash from operations to meet this obligation. We may, at our option, on not more than 60 days’ and not less than 30 days’ prior written notice and subject to any required regulatory approvals, unless an Event of Default has occurred and is continuing, and subject to the satisfaction or waiver of all other conditions specified in the Indenture, elect to satisfy our obligation to repay, in whole or in part, the principal amount of the Debentures which are to be redeemed or which will mature, together with all accrued and unpaid interest thereon, by issuing and delivering Common Shares to the holders of the Debentures. There is no guarantee that we will be able to repay the outstanding principal amount in cash upon maturity of the Debentures.

We may determine to redeem outstanding Debentures for Common Shares or to repay outstanding principal amounts and/or accrued interest thereon at maturity of the Debentures by issuing additional Common Shares. The issuance of additional Common Shares upon conversion of the Debentures may have a dilutive effect on our shareholders and an adverse impact on the price of our Common Shares. In addition, the market’s expectation that conversions may occur could depress the trading price of our Common Shares even in the absence of actual conversions. Moreover, the existence of the Debentures may encourage the short selling of our Common Shares, which could place further downward pressure on the trading price of our Common Shares.

Prevailing yields on similar securities will affect the market price of the Debentures.

Prevailing yields on similar securities will affect the market value of the Debentures. Assuming all other factors remain unchanged, the market value of the Debentures will decline as prevailing yields for similar securities rise, and will increase as prevailing yields for similar securities decline.

We may be unable to raise the funds necessary to repurchase the Debentures for cash following a Change of Control, or to pay any cash amounts due upon conversion.

We will be required to offer to purchase for cash all outstanding Debentures within 30 days following the occurrence of a Change of Control. However, it is possible that following a Change of Control, we will not have sufficient funds at that time to make the required purchase of outstanding Debentures or that restrictions contained in other indebtedness will restrict those purchases. See “Description of Debentures – Repurchase upon a Change of Control”. In addition, our ability to purchase the Debentures in such an event may be limited by law, by the Indenture, by the terms of other present or future agreements relating to indebtedness, and agreements that we may enter into in the future which may replace, supplement or amend our future debt. The credit agreements governing the RBC Facility and the Leasing Facilities contain, and future credit agreements or other agreements may contain, provisions that could prohibit the purchase of the Debentures by us in certain circumstances. Our failure to purchase the Debentures would constitute an Event of Default under the Indenture, which might constitute a default under the terms of our other indebtedness at that time.

If a holder of Debentures converts its Debentures in connection with a Change of Control, we may, in certain circumstances, be required to increase the conversion rate, as described under “Description of Debentures – Make Whole Change of Control”. While the increased conversion rate is designed, among other things, to compensate a holder of Debentures for the lost option time value of its Debentures as a result of a Change of Control in certain circumstances, the increased conversion rate amount is only an approximation of such lost value and may not adequately compensate the holder for such loss. In addition, in some circumstances as described under “Description of Debentures – Make Whole Change of Control”, no adjustment will be made.

The Indenture will not contain certain covenant protections, and the limited covenants may not protect your investment.

The Indenture will not restrict our ability to incur additional indebtedness, including Senior Indebtedness, or to mortgage, pledge or charge our properties to secure any indebtedness or liabilities, including Senior Indebtedness. The Indenture will not contain any provision specifically intended to protect holders of the Debentures in the event of a future leveraged transaction involving us.

The Indenture will not contain any covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the

Debentures may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

The Debentures may be redeemed prior to maturity, and your investment in the Debentures may be harmed.

The Debentures may be redeemed by us, in whole or in part from time to time, at our option in certain circumstances, on or after December 31, 2024 and prior to December 31, 2025, at the Redemption Price, provided that the Current Market Price at the time at which notice of redemption is given is at least 125% of the Conversion Price. On or after December 31, 2025 and prior to the Maturity Date, the Debentures may be redeemed by us, in whole or in part from time to time, at our option at the Redemption Price. See “Description of Debentures – Redemption and Purchase”. Our ability to redeem the Debentures may be limited by law, by the Indenture, by the terms of other existing or future agreements relating to our credit facilities and other indebtedness, and agreements that we may enter into in the future which may replace, supplement or amend our future debt.

In the event of certain transactions, the Debentures may be payable in cash and could eliminate or reduce any potential future value of the conversion privilege associated with the Debentures.

In the event of certain reorganizations, arrangements or other transactions involving us, pursuant to the terms of the Indenture, each Debenture will become convertible into securities, cash or property receivable by a holder of Common Shares in such transactions. This change could substantially reduce or eliminate any potential future value of the conversion privilege associated with the Debentures and could result in the receipt of illiquid securities and thereby have a material adverse effect on the value of the Debentures. For example, if we were acquired in a cash merger, each Debenture would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on future prospects and other factors. See “Description of Debentures – Conversion Privilege”.

We have broad discretion to use the net proceeds from the Offering.

We intend to use the net proceeds of the Offering in the manner described under “Use of Proceeds”. We maintain broad discretion to spend the proceeds in ways that we deem most efficient. The application of the proceeds to various items may not necessarily enhance the value of the Debentures. Our failure to effectively utilize the net proceeds of the Offering could adversely affect our business and, consequently, could adversely affect the price of the Debentures on the open market.

We have negative cash flow from operating activities.

We had negative cash flow from operating activities for the nine months ended September 30, 2021. Continued negative operating cash flow may compromise our ability to make interest and principal payments on the Debentures on a timely basis, or at all, and to execute our strategic plan. Until we are able to generate positive cash flow from operating activities, our ability to finance our operations will be dependent on our cash reserves and available credit facilities and, if required, our ability to obtain additional external financing. Although we anticipate we will have positive cash flow from operating activities in future periods, we cannot guarantee that such future cash flow will be sufficient or that a prolonged recovery from the COVID-19 pandemic, or other changes to our circumstances, will not necessitate additional financial resources to fund our operating activities. To the extent that we have negative cash flow in any future period, certain of the proceeds from the Offering may be used to fund our operating activities.

Holding Debentures will not, in itself, confer any rights with respect to our Common Shares.

Holders of Debentures will not be entitled to any rights with respect to the Common Shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Shares, other than extraordinary dividends that the Board designates as payable to the holders of the Debentures), but if a holder of Debentures subsequently converts its Debentures into Common Shares, such holder will be subject to all changes affecting the Common Shares. Rights with respect to the Common Shares will arise only if and when the Company delivers Common Shares upon conversion of a Debenture and, to a limited extent, under the conversion rate adjustments applicable to the Debentures. For example, in the event that an amendment is proposed to the Company’s constating documents requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of Common Shares to a holder, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers or rights of Common Shares that result from such amendment.

We have historically not paid dividends on our Common Shares.

We have not declared or paid any dividends on Common Shares to date. The declaration and payment of dividends is at the discretion of the Board, taking into account our earnings, capital requirements and financial condition, restrictions on our ability to pay dividends under our credit facilities, and such other factors as the Board considers relevant. The RBC Facility generally limits our ability to pay any dividends or make any other distribution on our outstanding capital shares.

Payments made by us in respect of the Debentures will be made net of any applicable taxes or other required withholdings.

The Indenture will not contain a requirement that we increase the amount of interest or make any other payments to holders of Debentures in the event that we (or the Trustee) are required to deduct or withhold amounts in respect of income or similar taxes on payments of interest or other amounts. All payments made by us in respect of the Debentures will be made net of any applicable taxes or other required withholdings. At present, in reliance on the published administrative position of the Canada Revenue Agency (the “CRA”), we do not intend to deduct or withhold amounts from such payments to holders of Debentures that, for purposes of the Income Tax Act (Canada) and the regulations thereunder, each as amended from time to time (the “Tax Act”), are at the time of payment either (i) resident in Canada, or (ii) not resident in Canada and (A) deal at arm’s length with the Company, and (B) are not deemed under the Tax Act to receive such payments as dividends, but no assurance can be given that the Tax Act, CRA administrative position or other applicable income tax laws will not be changed or interpreted in a manner that may require us to withhold amounts in respect of tax payable on such amounts.

Interest on the Debentures may be subject to Canadian withholding tax.

The Tax Act does not generally impose withholding tax on interest paid or credited to non-residents of Canada with whom the Canadian resident payor deals at arm’s length. However, Canadian withholding tax does apply to payments of “participating debt interest”, which is defined in the Tax Act to include interest that is paid on an obligation where all or any portion of such interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any similar criterion.

Under the Tax Act, when a debenture or other debt obligation issued by a person resident in Canada is assigned or otherwise transferred by a non-resident person to a person resident in Canada (which would include a conversion or exchange of the obligation, and a redemption or payment on maturity), the amount, if any, by which the price for which the obligation was assigned or transferred exceeds the price for which the obligation was issued is deemed to be a payment of interest on that obligation made by the person resident in Canada to the non-resident (an “Excess”).

The deeming rule does not apply in respect of certain “excluded obligations” (as defined in the Tax Act), although it is not clear whether a particular Debenture would qualify as an “excluded obligation”. If a Debenture is not an “excluded obligation”, the issues that arise are whether any such Excess which is deemed to be interest is participating debt interest, and if the Excess is participating debt interest, whether that results in all interest on the obligation being considered to be participating debt interest.

The CRA has confirmed (most recently on August 6, 2020) its previous position that it would not consider the Excess to be participating debt interest, provided that the convertible debenture in question satisfied the requirements of a “standard convertible debenture” (as that term was defined in a letter from the Joint Committee on Taxation of the Canadian Bar Association and the Canadian Institute of Chartered Accountants dated May 10, 2010) and therefore, there would be no withholding tax in such circumstances (provided that the payor and payee deal at arm’s length for purposes of the Tax Act). The Company believes that the Debentures should generally meet the criteria set forth in the CRA’s statement. However, the application of the CRA’s published guidance to the Debentures is uncertain and there is a risk that the CRA could take the position that amounts paid or payable to a Non-Resident Holder of Debentures on account of interest or any Excess may be subject to Canadian withholding tax at a rate of 25% (subject to any reduction in accordance with any applicable income tax treaty). As noted under “Risks Relating to our Debentures and Common Shares – Payments made by us in respect of the Debenture will be made net of any applicable taxes or other required withholdings”, the Indenture will not contain a requirement that we increase the amount of interest or make any other payments to holders of Debentures in the event that we (or the Trustee) are required to deduct or withhold amounts in respect of income or similar taxes on payments of interest or other amounts. All payments made by us in respect of the Debentures will be made net of any applicable taxes or other required withholdings.

U.S. Holders may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Debentures even though the U.S. Holders do not receive a corresponding cash distribution.

The conversion rate of the Debentures is subject to adjustment in certain circumstances. If the conversion rate is adjusted as a result of a distribution that is taxable to holders of our Common Shares, such as a cash dividend, U.S. Holders (as defined herein) may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. Holder’s proportionate interest in us could be treated as a deemed taxable dividend to the U.S. Holder. If a Change of Control occurs, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our Common Shares for the Debentures converted in connection with such Change of Control. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. The Internal Revenue Service has issued proposed U.S. Treasury regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of a U.S. Holder deemed to receive such a distribution. See “Material United States Federal Income Tax Considerations – Constructive Distributions”.

USE OF PROCEEDS

After deducting the fees payable to the Underwriters pursuant to the Offering (the “Underwriters’ Fee”) of C$1.4 million and estimated expenses of the Offering of C$0.7 million, the estimated net proceeds to us from the sale of the Debentures will be C$32.9 million. If the Over-Allotment Option is exercised in full, the estimated net proceeds to us from the sale of the Debentures will be C$37.8 million, after deducting the Underwriters’ Fee of C$1.6 million and the estimated expenses of the Offering of C$0.8 million.

As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is incorporated herein by reference, as a result of the COVID-19 pandemic, we have experienced the effects of a major contraction in the interior construction industry. The recent Delta variant combined with upstream construction supply chain issues have resulted in slowdowns of construction schedules, have caused many companies to defer return to office plans, have reduced the sense of urgency to complete in-process construction projects and have exacerbated on-site construction labor shortages. As a result, economic recovery from the pandemic, initially expected in the second half of 2021, has been delayed into 2022. While we see momentum building into 2022 on several commercial fronts, we remain subject to changes in the pandemic and its consequential and rapid effects on construction activity and our business. As a result, we may be required to use a portion of the net proceeds from the Offering to support our business as set out below.

Net proceeds from the Offering, together with available cash and amounts available to be drawn under our existing credit facilities, will support ongoing working capital and enable us to maintain our manufacturing and commercial capabilities should the economic recovery from the COVID-19 pandemic take longer than expected as well as facilitate continued investments in our sales and marketing and technology infrastructure. Specifically, we intend to use a portion of the net proceeds of the Offering, together with cash reserves on hand, to fund our anticipated 2022 capital expenditure program of approximately $7.0 million, comprised of approximately $2.5 million related to refreshes of DIRTT Experience Centers, continued enhancement of our customer relationship management system and website redesign, approximately $2.5 million on software development and approximately $2.0 million on manufacturing and other capital upgrades. If sales improve in 2022 in conjunction with the expected COVID-19 pandemic economic recovery, we expect to increase the amount of investment in the above-noted items to support acceleration of our growth prospects. The remaining net proceeds of the Offering, being approximately $19.0 million, are expected to be used, initially, to support the continued funding of our manufacturing and commercial activities as the COVID-19 pandemic recovery occurs, and to provide incremental liquidity to support our operations and growth objectives. See “Risk Factors - We have broad discretion to use the net proceeds from the Offering” and “Risk Factors - We have negative cash flow from operating activities”.

We intend to use the funds available to us as stated above. However, there may be circumstances where, for sound business reasons, a reallocation of the net proceeds may be necessary. We intend to invest the net proceeds of this Offering which we do not immediately use, and such investments may include short-term marketable investment grade securities. The actual amount that we spend in connection with each of the intended uses of proceeds will depend on a number of factors, including those referred to under “Risk Factors” in this prospectus supplement and accompanying prospectus and the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and certain other documents incorporated by reference herein, which risk factors are incorporated herein by reference.

See “Risk Factors” in this prospectus supplement and the accompanying prospectus.

CAPITALIZATION

Other than as set out below there have been no material changes to our capitalization since September 30, 2021. The following table sets forth our capitalization: (i) as at September 30, 2021 before giving effect to the Offering; (ii) as at September 30, 2021 after giving effect to the Offering; and (iii) as at September 30, 2021 after giving effect to the Offering and the exercise of the Over-Allotment Option in full.

Designation (authorized)	As at September 30, 2021 before giving effect to the Offering (unaudited) ($ in 000’s)(1)	As at September 30, 2021 after giving effect to the Offering(2)(3) (unaudited) ($ in 000’s)	As at September 30, 2021 after giving effect to the Offering and the exercise of the Over-Allotment Option(2)(3)(4) (unaudited) ($ in 000’s)
Cash and cash equivalents	$43,288	$69,110	$72,987
Restricted Cash	2,794	2,794	2,794

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	18,006	18,006	18,006
Other liabilities	3,273	3,273	3,273
Customer deposits and deferred revenue	4,249	4,249	4,249
Current portion of long-term debt and accrued interest	2,479	2,479	2,479
Current portion of lease liabilities	6,211	6,211	6,211

Total Current Liabilities	34,218	34,218	34,218

Deferred tax liabilities, net	552	552	552
Long-term debt(5)	40,659	66,481	70,358
Long-term lease liabilities	28,393	28,393	28,393

Total Liabilities	103,822	129,644	133,521

SHAREHOLDERS’ EQUITY(6)
Common Shares(6)	181,762	181,762	181,762
Additional paid-in capital	12,023	12,023	12,023
Accumulated other comprehensive loss	(16,552)	(16,552)	(16,552)
Accumulated deficit	(95,291)	(95,291)	(95,291)

Total Shareholders’ Equity	81,942	81,942	81,942

Notes:

1.

These figures have been derived from the unaudited interim condensed consolidated financial statements as at September 30, 2021 and for the three and nine month periods ended September 30, 2021 and 2020, together with the notes thereto (the “Interim Financial Statements”).

2.	After deducting the Underwriters’ Fee and other fees and expenses incurred in connection with the Offering.

3.

Assumes that the Debentures are not converted into Common Shares. If the Debentures were converted, it would result in the issuance of approximately 8,333,333 Common Shares (9,583,333 Common Shares if the Over-Allotment Option is exercised in full).

4.	Assumes the Over-Allotment Option is exercised in full.

5.

The face amount of the Debentures after deducting issue costs of $C2.1 million is $C32.9 million ($25.8 million as at September 30, 2021, using the Canadian dollar to US dollar exchange rate at September 30, 2021 of 1.2741). Under generally accepted accounting principles in the United States, the

Debentures are anticipated to be accounted for as a liability, net of issue costs, and the related interest expense and financing charges will be amortized using the effective interest method. At September 30, 2021, we had a C$25 million senior secured revolving credit facility provided by RBC pursuant to the credit agreement dated February 12, 2021 between us and DIRTT Environmental Solutions, Inc., as borrowers, and RBC, as lender (the “RBC Facility”). Under the RBC Facility, the Company is able to borrow up to a maximum of 90% of investment grade or insured accounts receivable plus 85% of eligible accounts receivable plus the lesser of 75% of the book value of eligible inventory and 85% of the net orderly liquidation value of eligible inventory less any reserves for potential prior ranking claims. At September 30, 2021, available borrowings are C$8.3 million ($6.5 million), of which no amounts have been drawn. Interest is calculated at the Canadian or U.S. prime rate plus 30 basis points or at the Canadian Dollar Offered Rate or the London Inter-Bank Offered Rate plus 155 basis points. Under the RBC Facility, if the Net Borrowing Availability is less than C$5.0 million, the Company is subject to a FCCR covenant of 1.10:1 on a trailing twelve month basis. The Company’s Net Borrowing Availability was greater than C$5.0 million at September 30, 2021, and as a result it is not subject to the FCCR covenant under the RBC Facility. Additionally, if the FCCR has been below 1.10:1 for the three immediately preceding months, the Company is required to maintain a reserve account equal to the aggregate of one year of payments on outstanding loans on the Leasing Facilities. The Company did not meet the three month FCCR requirement during each quarter in the nine month period ended September 30, 2021 (FCCR of -1.3:1 on a trailing twelve month basis and -2.3:1 for the three month period ended September 30, 2021), which resulted in requiring the restriction of $2.8 million of cash at September 30, 2021. Should an event of default occur or the Net Borrowing Availability be less than C$6.25 million for five consecutive business days, the Company would enter a cash dominion period whereby the Company’s bank accounts would be blocked by RBC and daily balances would set-off any borrowings thereunder and any remaining amounts made available to the Company. On November 15, 2021, DIRTT, DIRTT Environmental Solutions, Inc. and RBC amended the RBC Facility to permit the Company to issue additional convertible unsecured debentures in an aggregate principal amount not to exceed C$50.0 million. In addition to the RBC Facility, at September 30, 2021, we had a C$5 million equipment leasing facility in Canada ($nil drawn during the nine month period ended September 30, 2021) and a $14 million equipment leasing facility in the United States ($8.4 million drawn during the nine month period ended September 30, 2021) (collectively, the “Leasing Facilities”), with RBC and one of its affiliates, which are available for equipment expenditures and certain equipment expenditures already incurred. Includes C$40.25 million aggregate principal amount of 6.00% Convertible Unsecured Subordinated Debentures due 2026 that were issued in January 2021 (the “January 2021 Debentures”).

6.

We are authorized to issue an unlimited number of Common Shares. At September 30, 2021, 85,334,555 Common Shares were issued and outstanding. As at September 30, 2021, (i) 1,606,708 Common Shares were available for issuance under our Long-Term Incentive Plan, (ii) 4,735,234 Options were outstanding under our Amended and Restated Incentive Stock Option Plan, (iii) 157,200 PSUs were outstanding under our Performance Share Unit Plan, (iv) 4,302,290 RSUs were outstanding under our Long-Term Incentive Plan, and (v) 396,742 DSUs were outstanding under our Deferred Share Unit Plan for Non-Employee Directors. The average weighted exercise price of our outstanding Options as at September 30, 2021 was C$6.51. The PSUs and the DSUs granted by the Company may only be settled in cash and are included on the balance sheet in the current portion of other liabilities. For additional information regarding our outstanding Options, PSUs, RSUs and DSUs, see Note 7 to our Interim Financial Statements. The January 2021 Debentures are, in certain circumstances and subject to certain adjustments, convertible into Common Shares at a conversion price of C$4.65 per Common Share, being a ratio of approximately 215.0538 Common Shares per C$1,000 principal amount of debentures. If the January 2021 Debentures were converted, it would result in the issuance of approximately 8,655,914 Common Shares, subject to adjustment. See Note 6 to our Interim Financial Statements for additional information in respect of the January 2021 Debentures.

DESCRIPTION OF DEBENTURES

The Debentures will be issued under the Base Indenture by and among the Company, the Canadian Trustee and the U.S. Trustee, as supplemented and amended from time to time, and to be further supplemented by the Second Supplemental Indenture to be dated as of the Closing Date between the Company and the Trustees establishing the terms of the Debentures. When we refer to the Indenture, we are referring to such Base Indenture, as so supplemented by the Second Supplemental Indenture, unless the context requires otherwise. The terms of the Debentures include those stated in the Indenture. The following is a summary of the material attributes and characteristics of the Debentures. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms of the Indenture (including, for greater certainty, any supplemental indenture thereto), which, may be viewed under our profile on EDGAR at www.sec.gov and following the Closing Date, may be viewed under our profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com.

General

The Debentures will be issued under and pursuant to the provisions of the Base Indenture, as supplemented by the Second Supplemental Indenture (the Base Indenture as so supplemented, the “Indenture”). The Debentures will initially be limited, at closing of the Offering, to an aggregate principal amount of up to C$40,250,000. We may, however, from time to time, without the consent of the holders of any outstanding Debentures, issue debentures and/or debt securities under the Indenture in addition to the Debentures offered hereby. We may also from time to time, without notice to or the consent of the holders of the Debentures, increase the principal amount of the Debentures and issue such increased principal amount (or any portion thereof), in which case any additional Debentures so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Debentures previously issued, and such additional Debentures will form a single series with the Debentures previously issued; provided, that if any such additional Debentures are not fungible with the Debentured initially issued hereby for tax and securities laws purposes, such additional Debentures will have a separate CUSIP number.

The Debentures will be dated as of the Closing Date. The Debentures will be issuable only in denominations of C$1,000 and integral multiples thereof. The Maturity Date will be December 31, 2026.

We may elect, from time to time (including following conversion, at the time of redemption or at the time of maturity), subject to applicable regulatory approval and provided that the Company is not in default under the Indenture, to satisfy an Interest Obligation: (i) in cash; (ii) by delivering sufficient Common Shares to the applicable Trustee for sale, to satisfy the Interest Obligation, in which event holders of the Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Common Shares; or (iii) any combination of (i) and (ii) above. See “Description of Debentures – Interest Payment Election” below.

The Debentures will be issued in electronic form as non-certificated inventory in the name of CDS or its nominee, and purchasers of Debentures hereunder will receive customer confirmations of purchase from the Underwriter or registered dealer from which the applicable Debentures are purchased. Holders of beneficial interests in the Debentures will not have the right to receive physical certificates evidencing their ownership of Debentures except under certain circumstances described under “Description of Debentures – Non-Certificated Issue”. The Debentures will bear interest at a rate of 6.25% per annum payable semi-annually in arrears on June 30 and December 31 in each year commencing on June 30, 2022 and continuing up to but excluding the Maturity Date. The first interest payment will represent accrued interest for the period from the Closing Date up to but excluding June 30, 2022. Interest on the Debentures will be payable in lawful money of Canada as specified in the Indenture.

The Indenture will not contain a requirement for us to increase the amount of interest or make any other payments to holders of Debentures should we (or the Trustee) be required to deduct or withhold amounts in respect of income or similar taxes on payment of interest or other amounts. All payments made by us in respect of the Debentures will be made net of any applicable taxes or other required withholdings.

Principal on the Debentures will be payable in lawful money of Canada or, at our option and subject to applicable regulatory approval and provided that no Event of Default has occurred and is continuing, and subject to the satisfaction or waiver of all other conditions specified in the Indenture, by delivery of freely tradeable Common Shares to satisfy, in whole or in part, our obligation to repay principal under the Debentures, as further described under “Description of Debentures – Redemption and Purchase” and “Description of Debentures – Payment upon Redemption or Maturity”.

The Debentures will be our direct, unsecured obligations and will be fully subordinated to all existing and future Senior Indebtedness (including the RBC Facility and the Leasing Facilities). The Debentures will rank equally with one another and will rank pari passu with the January 2021 Debentures and all of our other existing and future unsecured subordinated indebtedness to the extent subordinated on the same terms, as more particularly described below under “Description of Debentures – Subordination”.

The Indenture will not restrict our ability to incur additional indebtedness, including Senior Indebtedness, or to mortgage, pledge or charge our properties to secure any indebtedness or liabilities, including Senior Indebtedness.

Original purchasers of Debentures under the offering made pursuant to the short form prospectus in Canada (the “Canadian Offering”) are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus. A purchaser of Debentures under the Canadian Offering should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult a legal advisor. Under the Indenture, an original purchaser of Debentures under the Canadian Offering will have a contractual right of action against us for rescission following the issuance of Common Shares to such purchaser upon conversion of the Debentures in accordance with the terms of the Indenture. The contractual right of rescission will entitle original purchasers of Debentures under the Canadian Offering to receive from us, upon surrender of the Common Shares issued upon conversion, the amount paid for the Debentures if the short form prospectus in Canada (including the documents incorporated by reference therein) and any amendment contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days of closing of the Canadian Offering. This contractual right of rescission will be consistent with the statutory right of rescission described under the heading “Purchasers’ Statutory and Contractual Rights” in the Canadian short form prospectus and is in addition to any right or remedy available to original purchasers of Debentures under the Canadian Offering under the securities legislation of certain provinces of Canada or otherwise at law.

The Debentures will be transferable and may be presented for conversion at the principal offices of the applicable Trustee as specified in the Indenture.

Conversion Privilege

Each Debenture will be convertible into fully paid and non-assessable freely tradeable Common Shares at the option of the holder thereof at any time prior to 4:30 p.m. (Calgary time) on the earlier of: (i) the last Business Day immediately preceding the Maturity Date; (ii) the last Business Day immediately preceding any Redemption Date; and (iii) in connection with a Change of Control in certain circumstances (see “Description of Debentures – Make Whole Change of Control”), on the last Business Day immediately preceding the payment date as set out in the Indenture, in each case, at the Conversion Price, representing a conversion rate of approximately 238.0952 Common Shares per C$1,000 principal amount of Debentures, subject to adjustment in accordance with the Indenture.

If a holder elects to convert its Debentures in connection with a Change of Control that occurs on or prior to the Maturity Date, in certain circumstances the holder will be entitled to receive additional Common Shares as a Make Whole Premium on conversion.

Upon conversion of any Debentures, the holder thereof will receive accrued and unpaid interest thereon in cash, if any, for the period from, and including, the last Interest Payment Date up to but excluding the date of conversion.

Holders converting their Debentures will become holders of record of Common Shares on the date of conversion provided that, if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person entitled to receive Common Shares will become the holder of record of such Common Shares as at the date on which such register is next reopened.

Subject to the provisions thereof, the Indenture will provide for the adjustment of the Conversion Price in certain events including: (i) the subdivision or consolidation of the outstanding Common Shares; (ii) the issuance of Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution in certain circumstances; (iii) the payment of a cash dividend or distribution to all or substantially all of the holders of Common Shares in certain circumstances; (iv) the issuance of options, rights or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the then Current Market Price of a Common Share on such record date; (v) the distribution to all holders of Common Shares of any shares in the capital of the Company (other than Common Shares) or evidences of indebtedness or other assets of the Company in certain circumstances; and (vi) the payment to all holders of Common Shares in respect of an issuer bid for Common Shares by the Company to the extent that the market value of the payment exceeds the then market price of the Common Shares on the date of expiry of the bid.

Provided the Common Shares are then listed on the TSX (or such other recognized stock exchange), the term “Current Market Price” will be defined in the Indenture to mean, on any day, the volume weighted average trading price of the Common Shares on the TSX (or such other recognized stock exchange) for the 20 consecutive trading days ending on the fifth trading day preceding such date.

Subject to prior regulatory approval, if required, there will be no adjustment of the Conversion Price in respect of any event described in (ii), (iii), (iv) or (v) above if the holders of the Debentures are allowed to participate as though they had converted their Debentures prior to the applicable record date or Effective Date (as defined herein). We will not be required to make adjustments in the Conversion Price unless the cumulative effect of such adjustments would change the Conversion Price by at least 1%. However, any adjustments that are less than 1% of the Conversion Price will be carried forward and taken into account when determining subsequent adjustments.

In the case of: (i) any reclassification or capital reorganization (other than a change resulting only from consolidation or subdivision) of the Common Shares; (ii) our consolidation, amalgamation, arrangement, binding share exchange or merger with or into any other entity; (iii) the acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; (iv) any sale or conveyance of our properties and assets as, or substantially as, an entirety to any other entity (other than a direct or indirect wholly-owned subsidiary of the Company); or (v) our liquidation, dissolution or winding-up, the terms of the conversion privilege will be adjusted so that each Debenture will, after such reclassification, capital reorganization, consolidation, amalgamation, arrangement, binding share exchange, merger, acquisition, combination, sale, conveyance, liquidation, dissolution or winding-up, be exercisable for the kind and amount of our securities or property, or of such continuing, successor or purchaser entity, as the case may be, which the holder thereof would have been entitled to receive as a result of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, binding share exchange, merger, acquisition, combination, sale, conveyance, liquidation, dissolution or winding-up if on the Effective Date thereof it had been the holder of the number of Common Shares into which the Debenture was convertible prior to the Effective Date thereof.

No fractional Common Shares will be issued upon conversion of the Debentures. In lieu thereof, we will satisfy such fractional interest by a cash payment equal to the relevant fraction of the Current Market Price of a whole Common Share.

Redemption and Purchase

The Debentures will not be redeemable by us before December 31, 2024, except in certain limited circumstances following a Change of Control. See “Description of Debentures – Repurchase upon a Change of Control”. On and after December 31, 2024 and prior to December 31, 2025, provided that the Current Market Price at the time at which notice of redemption is given is at least 125% of the Conversion Price, the Debentures may be redeemed by us, in whole or in part from time to time, at our option on not more than 60 days’ and not less than 30 days’ prior written notice, at the Redemption Price. On and after December 31, 2025 and prior to the Maturity Date, the Debentures may be redeemed by us, in whole or in part from time to time, at our option on not more than 60 days’ and not less than 30 days’ prior written notice, at the Redemption Price.

If less than all the Debentures outstanding at any time are to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of the Debentures being redeemed are being redeemed by the payment of freely tradeable Common Shares, the Debentures to be so redeemed will be selected by the Trustee on a pro rata basis or in such other manner as the Trustee deems equitable, subject to the approval of the TSX (or such other exchange on which the Debentures are then listed, as may be required from time to time) if we elect share settlement as described under “Description of Debentures – Payment upon Redemption or Maturity”.

We will have the right to purchase Debentures for cancellation in the market, by tender or by private contract, at any time, subject to regulatory requirements.

Payment upon Redemption or Maturity

On any Redemption Date or on the Maturity Date, as applicable, we will repay the indebtedness represented by the Debentures by depositing with the Trustee or any paying agent to the order of the Trustee such sums of money, or such Common Shares, or both as the case may be, as may be sufficient to pay, as applicable, (i) the Redemption Price of the Debentures so called for redemption, or (ii) the principal amount of the outstanding Debentures, together with accrued and unpaid interest thereon, if any, up to but excluding the Maturity Date.

On any Redemption Date or on the Maturity Date, as applicable, we may, at our option, on not more than 60 days’ and not less than 30 days’ prior written notice and subject to regulatory approval, provided that no Event of Default has occurred and is continuing, and subject to the satisfaction or waiver of all other conditions specified in the Indenture, elect to satisfy our obligation to repay, in whole or in part, the principal amount of the Debentures which are to be redeemed or which will mature, together with all accrued and unpaid interest thereon, by issuing and delivering freely tradeable Common Shares to the holders of the Debentures. Payment for Debentures subject to such election would be satisfied by issuing and delivering to the holders of such Debentures such number of freely tradeable Common Shares as is obtained by dividing the principal amount of the Debentures subject to the election, together with all accrued and unpaid interest thereon, by 95% of the Current Market Price in effect on the Redemption Date or Maturity Date, as applicable.

No fractional Common Shares will be issued upon redemption or maturity of the Debentures; in lieu thereof, we will satisfy such fractional interest by a cash payment equal to the relevant fraction of the Current Market Price of a whole Common Share.

Cancellation

All Debentures converted, redeemed or purchased will be cancelled and no Debentures will be issued in substitution for those converted, redeemed or purchased.

Rank

The Debentures will be our direct, unsecured obligations and will be fully subordinated to all existing and future Senior Indebtedness (including the RBC Facility and the Leasing Facilities). The Debentures will rank equally with one another and will rank pari passu with the January 2021 Debentures and all of our other existing and future unsecured subordinated indebtedness to the extent subordinated on the same terms, as more particularly described below under “Description of Debentures – Subordination”.

The Indenture will not restrict our ability to incur additional indebtedness, including Senior Indebtedness, or to mortgage, pledge or charge our properties to secure any indebtedness or liabilities, including Senior Indebtedness.

Subordination

The payment of the principal and premium, if any, of, and interest on, the Debentures will be subordinated and, upon the occurrence of an event of default under the Senior Indebtedness, postponed, and subject in right of payment to the full and final payment of all of our Senior Indebtedness. “Senior Indebtedness” will be defined in the Indenture, to include, without limitation, indebtedness under the RBC Facility and the Leasing Facilities and other indebtedness the principal of and premium, if any, and interest on and other amounts in respect of all such indebtedness of us (whether outstanding as at the date of the Indenture or thereafter incurred), other than indebtedness evidenced by the Debentures, the January 2021 Debentures, and all other existing and future indebtedness or other instruments of us which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to be pari passu with, or subordinate in right of payment to, the Debentures.

The Indenture will provide that in the event of any insolvency or bankruptcy proceedings, or any receivership, creditor enforcement, realization, liquidation, reorganization or other similar proceedings relative to us, or to our property or assets, whether voluntary or involuntary, partial or complete, or in the event of any proceedings for liquidation, dissolution or winding-up of us, whether or not involving insolvency or bankruptcy and whether voluntary or involuntary, partial or complete, or any marshalling of our assets and liabilities, then holders of Senior Indebtedness will receive payment in full before the holders of Debentures will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the Debentures or any unpaid interest accrued thereon excluding the issuance of Common Shares on conversion, redemption or maturity of the Debentures, provided no Event of Default has occurred under the Indenture. The Indenture will also provide that we will not make any payment, and the holders of the Debentures will not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including, without limitation, by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures: (i) in a manner inconsistent with the terms (as they exist on the date of issue) of the Debentures; or (ii) at any time when a default or an event of default has occurred under the Senior Indebtedness and is continuing or upon the acceleration of Senior Indebtedness and the notice of such default, event of default or acceleration has been given by or on behalf of holders of Senior Indebtedness to us, unless the Senior Indebtedness has been repaid in full.

The Trustees and we will also be authorized (and obligated upon a request from us) under the Indenture to enter into subordination agreements on behalf of the holders of Debentures with any holder of Senior Indebtedness.

Repurchase upon a Change of Control

Within 30 days following the occurrence of a Change of Control, we will be required to make a cash offer to purchase all of the Debentures (the “Debenture Offer”) at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, up to but excluding the date of purchase (the “Offer Price”). A Change of Control will include the acquisition of voting control over 66 2⁄3% or more of the then outstanding Common Shares, or the sale or other transfer of all or substantially all of the Company’s consolidated assets, excluding a sale, merger, reorganization or other similar transaction if the previous holders of the Common Shares hold at least 66 2⁄3% of the voting control in such merged, reorganized or other continuing entity (each a “Change of Control”).

The Indenture will contain notification and repurchase provisions requiring us to give written notice to the Trustee of the occurrence of a Change of Control within 30 days of such event together with the Debenture Offer. The Trustee will thereafter promptly mail to each holder of Debentures a notice of the Change of Control together with a copy of the Debenture Offer to repurchase all outstanding Debentures.

If 90% or more in aggregate principal amount of Debentures outstanding on the date of the giving of notice of the Change of Control have been tendered for purchase following a Change of Control (other than Debentures held by or on behalf of the offeror or associates or affiliates of the offeror), we will have the right to redeem all the Debentures remaining outstanding on the expiration of the Debenture Offer in cash on the purchase date at the Offer Price. Notice of such redemption must be given to the Trustee by us within ten days following the expiration of the Debenture Offer and, promptly thereafter, by the Trustee to the holders of Debentures not tendered for purchase.

Make Whole Change of Control

In addition to the requirement for us to make a Debenture Offer in the event of a Change of Control, if a Change of Control occurs in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of: (i) cash, other than cash payments for fractional Common Shares and cash payments made in respect of dissenters’ appraisal rights; (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a recognized stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a recognized stock exchange, then, subject to regulatory approval, during the period beginning ten trading days before the anticipated date on which the Change of Control becomes effective and ending at 4:30 p.m. (Calgary time) on the date that is 30 days after the date that the Debenture Offer in respect of such Change of Control is delivered, holders of Debentures will be entitled to convert their Debentures and, subject to certain limitations, receive, subject to and upon completion of the Change of Control, in addition to the number of Common Shares they would otherwise be entitled to receive as set out under “Description of Debentures – Conversion Privilege” above, an additional number of Common Shares per C$1,000 principal amount of Debentures as set out below (in each case, a “Make Whole Premium”).

The number of additional Common Shares per C$1,000 principal amount of Debentures constituting the relevant Make Whole Premium will be determined by reference to the table below and is based on the date on which the Change of Control becomes effective (the “Effective Date”) and the price paid per Common Share in the transaction constituting the Change of Control (the “Change of Control Price”).

The following table shows what the Make Whole Premium would be for each hypothetical Change of Control Price and Effective Date set out below, expressed as additional Common Shares per C$1,000 principal amount of Debentures. For greater certainty, we will not be obliged to pay the Make Whole Premium other than by issuance of Common Shares upon conversion, subject to the provision relating to adjustment of the Conversion Price in certain circumstances and following the completion of certain types of transactions described under “Description of Debentures – Conversion Privilege” above.

Make Whole Premium Upon a Change of Control

(Number of Additional Common Shares per C$1,000 Debenture)

	Effective Date
Change of Control Price	December 1, 2021	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
C$3.12	82.4190	82.4190	82.4190	82.4190	82.4190	82.4190
C$3.50	69.1829	69.1829	61.2943	53.8514	50.1686	48.1265
C$4.00	56.5300	56.5300	48.0375	38.9450	28.9575	15.4800
C$4.50	47.4489	47.4489	38.8333	29.1022	17.4489	2.8267
C$6.00	31.5783	31.5783	23.7883	14.6217	0.4900	—
C$7.00	25.7914	25.7914	18.8129	10.7157	0.0186	—
C$9.00	19.0133	19.0133	13.4567	7.2733	—	—

The actual Change of Control Price and Effective Date may not be set out in the table, in which case:

(a)

if the actual Change of Control Price on the Effective Date is between two Change of Control Prices in the table or the actual Effective Date is between two Effective Dates in the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set out for the two Change of Control Prices and the two Effective Dates in the table based on a 365-day year, as applicable;

(b)	if the Change of Control Price on the Effective Date exceeds C$9.00 per Common Share, subject to adjustment as described below, the Make Whole Premium will be zero; and

(c)	if the Change of Control Price on the Effective Date is less than C$3.12 per Common Share, subject to adjustment as described below, the Make Whole Premium will be zero.

The Change of Control Prices set out in the table above will be adjusted as of any date on which the Conversion Price of the Debentures is adjusted. The adjusted Change of Control Prices will equal the Change of Control Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to the adjustment giving rise to the Change of Control Price adjustment. The number of additional Common Shares set out in the table above will be adjusted in the same manner as the Conversion Price as set out above under “Description of Debentures – Conversion Privilege”, other than by operation of an adjustment to the Conversion Price by adding the Make Whole Premium as described above.

Interest Payment Election

We may elect, from time to time (including following conversion, at the time of redemption or at the time of maturity), subject to applicable regulatory approval and provided that the Company is not in default under the Indenture, to satisfy an Interest Obligation: (i) in cash; (ii) by delivering sufficient Common Shares to the applicable Trustee for sale, to satisfy the Interest Obligation, in which event holders of the Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Common Shares (a “Common Share Interest Payment Election”); or (iii) any combination of (i) and (ii) above.

The Indenture will provide that, upon us making a Common Share Interest Payment Election, the applicable Trustee will: (i) accept delivery of the Common Shares from us; (ii) accept bids with respect to, and consummate sales of, such Common Shares, each as we shall direct in our absolute discretion through investment banks, brokers or dealers identified by us; (iii) invest the proceeds of such sales on our direction in direct obligations (or certificates representing an ownership interest in such obligations) of the government of Canada or any province thereof or the government of the United States of America (in each case including any agency or instrumentality thereof) which mature prior to an applicable Interest Payment Date and use such proceeds to satisfy the applicable Interest Obligation; and (iv) perform any other action necessarily incidental thereto as directed by us in our absolute discretion.

The Indenture will set out the procedures to be followed by us and the Trustees in order to effect the Common Share Interest Payment Election. If a Common Share Interest Payment Election is made, the sole right of a holder of Debentures in respect of interest will be to receive a cash payment equal to the interest owed on such holder’s Debentures from the applicable Trustee out of the proceeds of the sale of Common Shares, plus any amount received by the applicable Trustee from us attributable to any fractional Common Shares, in full satisfaction of the Interest Obligation, and the holder of such Debentures will have no further recourse to us in respect of the Interest Obligation.

Notwithstanding the foregoing, neither the making of a Common Share Interest Payment Election nor the consummation of sales of Common Shares will: (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date; or (ii) entitle such holders to receive any Common Shares in satisfaction of such Interest Obligation.

Restrictions on Share Redemption or Maturity Right

We will not, directly or indirectly (through a subsidiary or otherwise), undertake or announce any rights offering, issuance of securities, subdivision of the Common Shares, dividend or other distribution on the Common Shares or any other securities, capital reorganization, reclassification or any similar type of transaction in which:

(a)	the number of securities to be issued;

(b)	the price at which securities are to be issued, converted or exchanged; or

(c)	any property or cash that is to be distributed or allocated,

is in whole or in part based upon, determined in reference to, related to or a function of, directly or indirectly: (i) the exercise or potential exercise of the right to issue Common Shares on redemption or maturity of the Debentures; or (ii) the Current Market Price determined in connection with the exercise or potential exercise of our right to issue Common Shares on redemption or maturity of the Debentures.

Modification

The rights of the holders of Debentures may be modified in accordance with the terms of the Indenture. For that purpose, among others, the Indenture will contain certain provisions which make binding on all holders of outstanding Debentures, resolutions passed at meetings of the holders of outstanding Debentures by votes cast thereat by holders of not less than 66 2⁄3% of the principal amount of the then-outstanding Debentures present at the meeting or represented by proxy, or rendered by instruments in writing signed by the holders of not less than 66 2⁄3% of the principal amount of the then-outstanding Debentures. Under the Indenture, certain amendments of a technical nature or which are not prejudicial to the rights of the holders of the Debentures may be made to the Indenture without the consent of the holders of the Debentures.

Consolidation, Mergers or Sales of Assets

The Indenture will provide that we may not, without the consent of the holders of the Debentures, consolidate with, amalgamate with or merge with or into any person (including pursuant to a plan of arrangement), or convey, transfer or lease all or substantially all of our assets, or permit any person to consolidate with, amalgamate with or merge into or convey, transfer or lease substantially all its assets to us, unless:

(a)	the resulting, surviving or transferee person expressly assumes all of our obligations under the Debentures and Indenture;

(b)	immediately after giving effect to such transaction, no Event of Default would be continuing; and

(c)	such other conditions as may be described in the Indenture are met.

Although such transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control, which would require us to offer to purchase the Debentures as described above under the heading “Description of Debentures – Repurchase upon a Change of Control”.

Events of Default

The Indenture will provide that an event of default in respect of the Debentures (an “Event of Default”) will occur if certain events described in the Indenture occur, including if any one or more of the following described events has occurred and is continuing with respect to the Debentures: (i) failure for 30 days to pay interest on the Debentures when due; (ii) failure to pay principal or premium (whether by payment of cash or delivery of Common Shares), if any, when due on the Debentures whether at maturity, upon redemption or a Change of Control, by declaration or otherwise; (iii) default in the delivery, when due, of any Common Shares or other consideration, including any Make Whole Premium, payable on conversion with respect to the Debentures, which default continues for 15 days; (iv) our failure to comply with our obligations to repurchase the Debentures as required under the Indenture; (v) our failure to comply with our obligations to redeem the Debentures as required under the Indenture; and (vi) certain events of bankruptcy, insolvency or reorganization of us under bankruptcy or insolvency laws.

If an Event of Default has occurred and is continuing, either Trustee may, in its discretion, and will, upon the request of holders of not less than 25% in principal amount of the then-outstanding Debentures declare the principal of, premium (if any) and interest on all outstanding Debentures to be immediately due and payable. The registered holders of a majority in aggregate principal amount of the Debentures by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration.

A Trustee will not be deemed to have notice of any default or Event of Default, except Events of Default for payment of principal, interest or premium by the Company, unless a responsible officer of such Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by such Trustee at the corporate trust office of such Trustee, and such notice references the Debentures and the Indenture.

Offers for Debentures

The Indenture will contain provisions to the effect that if an offer is made for the Debentures which is a take-over bid for Debentures within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids, and not less than 90% of the principal amount of the then-outstanding Debentures (other than Debentures beneficially owned, or over which control or direction is exercised, on the date of the take-over bid by the offeror, any affiliate or associate of the offeror or any person or company acting jointly or in concert with the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Debentures held by those who did not accept the offer on the terms offered by the offeror.

Non-Certificated Issue

The Debentures issuable under the Offering will be issued in electronic form as non-certificated inventory and must be purchased or transferred through a participant in the depository service of CDS (a “Participant”).

On the Closing Date, the applicable Trustee will cause the Debentures to be delivered to CDS and registered in the name of its nominee. Unless the book-based system is terminated as described below, a purchaser acquiring a beneficial interest in the Debentures (a “Beneficial Owner”) will only be entitled pursuant to the ABCA to receive a certificate for Debentures or the Common Shares issuable on the conversion of the Debentures, if requested and withdrawn from the CDS book-based system. Such request will need to be made through the Participant through whom the beneficial interest in the securities are held at the time of the request.

Purchasers of Debentures will not be shown on the records maintained by CDS, except through a Participant. Beneficial interests in Debentures will be represented solely through the book-based system and such interests will be evidenced by customer confirmations of purchase from the Underwriter or registered dealer from which the applicable Debentures are purchased in accordance with the practices and procedures of that registered dealer.

In addition, registration of interests in and transfers of the Debentures will be made only through the depository service of CDS. As indirect holders of Debentures, investors should be aware that they (subject to the situations described below): (i) may not have Debentures registered in their name; (ii) may not have physical certificates representing their interest in the Debentures; (iii) may not be able to sell the Debentures to institutions required by law to hold physical certificates for securities they own; and (iv) may be unable to pledge Debentures as security. The Debentures issuable under the Offering will be issued to Beneficial Owners thereof in fully registered and certificated form (“Debenture Certificates”) only if: (i) required to do so by applicable law; (ii) requested by a Beneficial Owner in accordance with the agreements and policies between CDS and the Participants; (iii) CDS advises either Trustee that CDS is no longer willing or able to properly discharge its responsibilities as depository with respect to the Debentures and we are unable or do not wish to locate a qualified successor; or (iv) we, at our option, decide to terminate the book-based system through CDS in accordance with the Indenture.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee must notify CDS, for and on behalf of Participants and Beneficial Owners, of the availability through CDS of Debenture Certificates. Upon receipt of instructions from CDS for the new registrations, the applicable Trustee will deliver the Debentures in the form of Debenture Certificates and thereafter we will recognize the holders of such Debenture Certificates as holders of Debentures under the Indenture. Interest on the Debentures will be paid directly to CDS and subsequently disbursed while the book-based system is in effect. If Debenture Certificates are issued, we will pay interest, either directly or through the applicable Trustee or any agent of the applicable Trustee, by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the applicable Trustee. Payment of principal, including payment in the form of Common Shares, if applicable, and the interest due, at maturity or on a redemption date, will be paid directly to CDS and subsequently disbursed while the book-based system is in effect. If Debenture Certificates are issued, payment of principal, including payment in the form of Common Shares, if applicable, and interest due, at maturity or on a redemption date, will be paid upon surrender thereof at any office of the applicable Trustee or as otherwise specified in the Indenture.

Neither the Company, the Trustees nor the Underwriters will assume any liability for: (i) any aspect of the electronic records maintained by CDS relating to any ownership interests or any other interests in the Debentures or the depository system maintained by CDS, or payments made on account of any ownership interest or any other interest of any person in any Debenture represented by an electronic position in the non-certificated inventory system administered by CDS (other than CDS or its nominee); (ii) maintaining, supervising or reviewing any records relating to the Debentures; or (iii) any advice or representation made by or with respect to CDS and contained in this prospectus supplement and the accompanying prospectus and relating to the rules and regulations governing CDS or any action to be taken by CDS on its own direction or at the direction of a Participant. The rules governing CDS provide that it acts as the agent and depository for the Participants. As a result, Participants must look solely to CDS and Beneficial Owners must look solely to Participants for any payments relating to the Debentures, paid by or on behalf of the Company to CDS.

Discharge of the Indenture

We may satisfy and discharge our obligations under the Indenture in certain circumstances, including by delivering to the Trustee for cancellation all outstanding Debentures or by depositing with the Trustee, or the paying agent, if applicable, after the Debentures have become due and payable, whether at stated maturity or any redemption date, or any purchase date, or as a result of a Change of Control, or upon conversion or otherwise, cash or Common Shares (as applicable under the terms of the Indenture) sufficient to pay all of the outstanding Debentures and paying all other sums payable under the Indenture. Despite such discharge, the holders of Debentures and the Company shall continue to have and be subject to their respective rights, duties and obligations under certain provisions of the Indenture, including the provisions relating to conversion and redemption.

Governing Laws

The Indenture and Debentures will be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee under the Indenture will be governed by and construed under the laws of the State of New York.

Description of the Common Shares

We are authorized to issue an unlimited number of Common Shares of which 85,334,555 are issued and outstanding as at September 30, 2021. The holders of Common Shares are entitled to notice of and to attend all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote) and are entitled to one vote per Common Share. Holders of Common Shares are not entitled to cumulative voting rights in respect of the election of directors or otherwise. There are no restrictions on foreign holders voting our Common Shares. Holders of Common Shares are entitled to receive, if, as and when declared by the Board, such dividends as may be declared thereon by the Board from time to time; provided that the Company may declare dividends on any class of shares to the exclusion of any other class without being obliged to declare any dividends on the Common Shares. In the event of dissolution, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, the holders of Common Shares are entitled to share equally on a pro rata basis in the remaining property of the Company.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax considerations to U.S. Holders (as defined below) of the acquisition, ownership, conversion and disposition of the Debentures and the ownership and disposition of our Common Shares received upon conversion of a Debenture. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, and the Canada-United States Income Tax Convention (1980), as amended (the “Canada-US Tax Treaty”), all as of the date hereof, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, owning, converting or disposing of the Debentures or owning or disposing of our Common Shares received upon conversion of a Debenture.

This discussion is limited to U.S. Holders who purchase the Debentures in this Offering for cash at a price equal to the issue price of the Debentures (i.e., the first price at which a substantial amount of the Debentures is sold for cash other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) and who hold the Debentures or our Common Shares received upon conversion of a Debenture as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal estate and gift tax considerations and the Medicare tax on certain investment income), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty (other than the Canada-US Tax Treaty). In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s particular circumstances, or to certain categories of holders that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	banks or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt or governmental organizations;

•	insurance companies;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•

persons that hold the Debentures or Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	persons deemed to sell the Debentures or Common Shares under the constructive sale provisions of the Code;

•	persons whose “functional currency” is not the U.S. dollar;

•	partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and holders of interests therein;

•	persons subject to the alternative minimum tax;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Debentures to their financial statements;

•	persons who actually or constructively own 10% or more (by vote or value) of our equity; and

•	former U.S. citizens or long-term residents of the United States.

As used herein, the term “U.S. Holder” means a beneficial owner of the Debentures or Common Shares received upon conversion of a Debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Debentures or Common Shares received upon conversion of a Debenture, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the Debentures or Common Shares received upon conversion of a Debenture and partners therein should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning, converting and disposing of the Debentures and owning and disposing of Common Shares received upon conversion of a Debenture.

INVESTORS CONSIDERING THE PURCHASE OF THE DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSIDERATIONS OF THE ACQUISITION, OWNERSHIP, CONVERSION AND DISPOSITION OF THE DEBENTURES OR THE OWNERSHIP AND DISPOSITION OF COMMON SHARES RECEIVED UPON CONVERSION OF A DEBENTURE UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Certain Additional Payments

In certain circumstances (see “Description of Debentures – Repurchase Upon a Change of Control”), we may be obligated to pay amounts on the Debentures that are in excess of stated interest on the Debentures. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments”. We intend to take the position that the possibility of paying such additional amounts does not result in the Debentures being treated as contingent payment debt instruments. Our position is binding on a U.S. Holder unless such U.S. Holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS, and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, a U.S. Holder will generally be required to (i) accrue ordinary interest income at a higher rate than the stated interest rate, (ii) treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a Debenture and (iii) treat the entire amount of realized gain upon conversion of a Debenture as taxable ordinary income. The remainder of this discussion assumes that the Debentures will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the Debentures.

Payments of Stated Interest

Stated interest on a Debenture (including any amounts withheld) will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest paid on the Debentures constitutes income from sources outside the United

States and generally will be considered “passive category income” for purposes of computing the foreign tax credit. The rules governing foreign tax credits are complex, and U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits and the application of the foreign tax credit limitations to their particular circumstances.

A U.S. Holder who uses the cash method of accounting and who receives a payment of stated interest in Canadian dollars (including a payment attributable to accrued but unpaid stated interest upon the sale, exchange, redemption, retirement or other taxable disposition of a Debenture) will be required to include in income the U.S. dollar value of the interest payment, based on the spot rate of exchange in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash basis U.S. Holder will not recognize foreign currency gain or loss on the receipt of stated interest income but may recognize foreign currency gain or loss attributable to the actual disposition of any Canadian dollar received as described in “—Exchange of Canadian Dollars for U.S. Dollars”.

A U.S. Holder who uses the accrual method of accounting may determine the amount of income recognized with respect to an interest payment denominated in Canadian dollars in accordance with either of two methods. Under the first method, a U.S. Holder will accrue stated interest income in Canadian dollars and translate that amount into U.S. dollars based on the average spot rate of exchange in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years of a U.S. Holder, the part of the period within each taxable year). Under the second method, an accrual basis U.S. Holder may elect to determine the amount of stated interest income accrued on the basis of the spot rate of exchange in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the spot rate of exchange in effect on the last day of the part of the period within each taxable year) or, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the spot rate of exchange in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and cannot be revoked without the consent of the IRS.

Upon receipt of the interest payment (including a payment attributable to accrued but unpaid stated interest upon the sale or other taxable disposition of a Debenture, and including any amounts withheld) denominated in Canadian dollars, the accrual basis U.S. Holder will generally recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference, if any, between the amount received (translated into U.S. dollars at the spot rate of exchange on the date of receipt) and the amount previously accrued (as determined above), regardless of whether the payment is in fact converted into U.S. dollars. Foreign currency gain or loss generally will be treated, for U.S. foreign tax credit purposes, as U.S. source ordinary income or loss, and generally will not be treated as an adjustment to interest income or expense.

Sale, Exchange or Other Taxable Disposition of the Debentures

Except as provided below under “—Conversion of the Debentures”, a U.S. Holder generally will recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a Debenture equal to the difference between the amount realized on such disposition and the U.S. Holder’s adjusted tax basis of the Debenture. A U.S. Holder’s adjusted tax basis in a Debenture generally will be its U.S. dollar cost as increased by the amount of any deemed distribution included in income as described below under “—Constructive Distributions”. The U.S. dollar cost of a Debenture purchased with Canadian dollars generally will be the U.S. dollar value of the purchase price calculated at the spot rate of exchange on the date of purchase, or in the case of Debentures traded on an established securities market, within the meaning of the applicable U.S. Treasury regulations, on the settlement date of the purchase if such Debentures are purchased by a cash basis U.S. Holder or an accrual basis U.S. Holder that so elects. The amount realized will include the amount of any cash and the fair market value of any other property received for the Debenture (including the fair market value of any Common Shares). The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income. The amount realized on a sale, exchange, redemption, retirement, or other taxable disposition of a Debenture for an amount in Canadian dollars generally will be the U.S. dollar value of this amount based on the spot rate of exchange on the date the Debenture is disposed of, or, if the Debentures are treated as traded on an established securities market within the meaning of the applicable regulations, the settlement date for the disposition in the case of a cash basis U.S. Holder or an accrual basis U.S. Holder that so elects. If an accrual method taxpayer makes the election described above, such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder.

If an accrual basis U.S. Holder disposes of a Debenture that is treated as traded on an established securities market, but does not elect to calculate the amount realized on the disposition based on the spot rate in effect on the settlement date, then the U.S. Holder must instead calculate the amount realized based on the spot rate in effect on the date of the disposition. In this case, the accrual basis U.S. Holder must realize U.S. source exchange gain or loss (taxable as ordinary income or loss) if the U.S. dollar value of the Canadian dollar received on the date the Debenture is disposed of differs from the U.S. dollar value of the Canadian dollar on the settlement date for the disposition. However, any such exchange gain or loss will be recognized only to the extent of total gain or loss realized on the taxable disposition.

A U.S. Holder will realize U.S. source exchange gain or loss (taxable as ordinary income or loss) on the disposition of a Debenture equal to the difference, if any, between the U.S. dollar values of the U.S. Holder’s purchase price for the Debenture (i) on the date of disposition (including retirement) and (ii) the date on which the U.S. Holder acquired the Debenture. However, any such exchange gain or loss (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest) will be recognized only to the extent of total gain or loss realized on the taxable disposition.

Except to the extent attributable to exchange gain or loss (as described above), gain or loss recognized by a U.S. Holder on the sale, exchange, redemption, retirement, or other taxable disposition of a Debenture generally will be U.S. source capital gain or loss and will be long-term capital gain or loss if the Debenture was held by the U.S. Holder for more than one year. Long-term capital gains of non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of the Debentures

Generally, a U.S. Holder will not recognize gain or loss on the conversion of the Debentures into Common Shares, other than with respect to any cash received in lieu of fractional shares, which will be treated as described below in “—Fractional Common Shares”, and other than Common Shares attributable to accrued but unpaid interest, which will be taxable as ordinary interest income as described in “—Payments of Stated Interest” to the extent such U.S. Holder has not previously included the accrued interest in income.

The tax basis in the Common Shares received by a U.S. Holder upon conversion of the Debentures will be equal to such U.S. Holder’s aggregate adjusted tax basis in the Debentures converted.

The holding period for the Common Shares received by a U.S. Holder upon conversion of the Debentures generally will include the period during which such U.S. Holder held the Debentures prior to the conversion, except that the holding period of any Common Shares received with respect to accrued but unpaid interest will commence on the day after the date of receipt.

Fractional Common Shares

Cash received by a U.S. Holder upon conversion in lieu of a fractional Common Share will be treated as if the fractional Common Share had been issued and then redeemed for cash and generally will result in recognition of capital gain or loss equal to the difference between the amount of cash received by the U.S. Holder and the

U.S. Holder’s tax basis in the fractional Common Share (computed as described above). Any such gain or loss generally will be long-term capital gain or loss, if at the time of the conversion, the Debenture has been held for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Long term capital gains of non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Constructive Distributions

The conversion rate of the Debentures will be adjusted in certain circumstances as described in “Description of Debentures – Conversion Privilege”. Adjustments (or failures to make adjustments or adequate adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to such U.S. Holder even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Debentures, however, will generally not be considered to result in a deemed distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the Debentures (including, without limitation, adjustments in respect of taxable dividends to holders of our Common Shares) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. Holder will be deemed to have received a distribution even though such U.S. Holder has not received any cash or property as a result of such adjustments. In addition, a deemed distribution may result if a U.S. Holder receives a right to additional shares as a result of a Change of Control as described in “Description of Debentures – Make Whole Change of Control”. In certain circumstances, a failure to adjust (or to adjust adequately) the conversion rate may result in a deemed distribution to a U.S. Holder if, as a result of such failure, the U.S. Holder’s proportionate interest in our assets or earnings and profits is increased.

Any deemed distributions will be treated as taxable as a dividend to the extent of our current or accumulated earnings and profits, computed under U.S. federal tax principles, and thereafter as return of capital, or capital gain to the extent the deemed distribution exceeds the U.S. Holder’s adjusted basis in the Debentures. It is not clear whether the preferential tax rates applicable to non-corporate U.S. Holders for qualified dividend income, as described in “Distributions on Common Shares”, would apply to a constructive distribution. A non-corporate U.S. Holder should consult its own tax advisor regarding whether any dividend deemed paid to such U.S. Holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. Generally, a U.S. Holder’s adjusted tax basis in a Debenture will be increased to the extent any such deemed distribution is treated as a dividend. Because a constructive dividend deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is applicable to a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding taxes as further described below in “—Information Reporting and Backup Withholding”), any future payments of interest, and payments upon conversion, repurchase, redemption or maturity of the Debentures may be used to satisfy such backup withholding. If such backup withholding is paid on a U.S. Holder’s behalf, then such withholding taxes may be withheld from or set off against payments of cash or the delivery of Common Shares, if any, in respect of the Debentures (or in some circumstances, any payments on our Common Shares) or sales proceeds received by the U.S. Holder, or the U.S. Holder’s other funds or assets.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of the Debentures not exempt from reporting. The IRS proposed U.S. Treasury regulations addressing the amount and timing of such deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect to such deemed distributions. If adopted as proposed, the U.S. Treasury regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire Common Shares immediately after the conversion rate adjustment over the fair market value (determined immediately after the conversion rate adjustment) of the right to acquire Common Shares without the conversion rate adjustment, (ii) the deemed distribution occurs at the earlier of the date the conversion rate adjustment occurs under the terms of the Debentures and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we may be required to report the amount of any deemed distributions on our website or to the IRS and all U.S. Holders of our Debentures (including holders that would otherwise be exempt from reporting). The final U.S. Treasury regulations will be effective for deemed distributions occurring on or after the date of adoption of such regulations as final U.S. Treasury regulations, but U.S. Holders of the Debentures may rely on them prior to that date under certain circumstances. U.S. Holders should consult their own tax advisors regarding the potential effects of the proposed U.S. Treasury regulations on a purchase of the Debentures.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate or merge into another entity (as described above under “Description of Debentures – Consolidation, Mergers or Sales of Assets”), in which case the U.S. federal income tax consequences of the exchange or conversion of the Debentures as well as the ownership of the Debentures and our Common Shares may be different from the U.S. federal income tax consequences addressed in this discussion. Depending on the circumstances, a change in the obligor of the Debentures as a result of the consolidation or merger could result in a deemed taxable exchange of the Debentures to a U.S. Holder and the modified Debenture could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, if the Debentures were to become exchangeable into stock of an entity other than the obligor, such an exchange would generally be a taxable event.

Distributions on Common Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules”, the gross amount of distributions, if any, made on our Common Shares received upon conversion of a Debenture (including any amount withheld in respect of Canadian taxes) generally will be taxable to a U.S. Holder as ordinary dividend income to the extent of our current or accumulated earnings and profits, computed under U.S. federal tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as capital gain from the sale or exchange of such Common Shares. See “—Sale, Exchange or Other Taxable Disposition of Common Shares”.

A U.S. Holder that receives a dividend paid in Canadian dollars must include in its income the U.S. dollar value of the dividend based on the spot rate of exchange in effect on the date the dividend is received by the U.S. holder, regardless of whether the Canadian dollars are converted into U.S. dollars on such date. If the Canadian dollars distributed the U.S. Holder are not converted into U.S. dollars on the date of receipt, the U.S. Holder may recognize foreign currency gain or loss attributable to the actual disposition of any such Canadian dollars it receives as described in “—Exchange of Canadian Dollars for U.S. Dollars”. Foreign currency gain or loss generally will be treated, for U.S. foreign tax credit purposes, as U.S. source ordinary income or loss.

Because we are not a U.S. corporation, U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to the Common Shares will generally be treated as foreign source income for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes. However, as discussed below under “—Foreign Tax Credit”, all or a portion of such dividends may be treated as U.S.-source income.

Dividends paid on our Common Shares to a non-corporate U.S. Holder generally will be treated as “qualified dividend income” that is taxable to such non-corporate U.S. Holder at preferential capital gain tax rates provided that (i) the Common Shares are readily tradable on an established securities market in the United States (such as Nasdaq) or we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information provision (such as the Canada-US Tax Treaty); (ii) we are not a PFIC (as defined below) for the taxable year during which the dividend is paid or the immediately preceding taxable year (see the discussion below under “—Passive Foreign Investment Company Rules”); and (iii) certain holding period and other requirements are satisfied.

Non-corporate U.S. Holders should consult their own tax advisors regarding the availability of the preferential rates applicable to qualified dividend income for any dividends paid with respect to our Common Shares.

Foreign Tax Credit

U.S. Holders may be subject to Canadian withholding tax on distributions paid with respect to our Common Shares received upon conversion of a Debenture. Subject to certain limitations that may vary depending upon the circumstances, such Canadian withholding tax on distributions paid by us on our Common Shares to a U.S. Holder is generally reduced to 15% pursuant to the Canada-US Tax Treaty, provided that such U.S. Holder is fully entitled to the benefits of the Canada-US Tax Treaty. U.S. Holders generally may treat the amount of any Canadian withholding taxes as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. Alternatively, a U.S. Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for U.S. federal income tax purposes.

Canadian withholding taxes must be translated into U.S. dollars using the exchange rate in effect on the day the taxes were withheld (in the case of cash basis and electing accrual basis holders) or at the average exchange rate for the year of accrual (in the case of accrual basis holders who have not made such an election). Any such election will apply for the taxable year in which it is made and all subsequent taxable years, unless revoked with the consent of the IRS.

If a foreign corporation is a “United States-owned foreign corporation” (as defined below), dividends may be re-characterized as U.S.-source income in the same proportion as the percentage of such foreign corporation’s earnings and profits (as determined under U.S. tax principles) from sources within the United States. A foreign corporation is a “United States-owned foreign corporation” if 50% or more (by vote or by value) of the stock of such corporation is held, directly or indirectly, by United States persons (as defined in the Code). We believe that, as of the date hereof, United States persons own 50% or more of the voting power and value of our Common Shares, and thus, a portion of the dividends received with respect to our Common Shares by a U.S. Holder may be treated as U.S.-source income for purposes of calculating such U.S. Holder’s foreign tax credit limitation. To the extent that a U.S. Holder is unable to establish that all or a portion of a dividend from us is foreign source income, the value of any potential foreign tax credit attributable to any Canadian withholding taxes on our dividends may be limited.

The rules governing the foreign tax credit are complex and their application depends on each taxpayer’s particular circumstances. Accordingly, U.S. Holders should consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules”, a U.S. Holder generally will recognize taxable gain or loss upon the sale, exchange or other taxable disposition of our Common Shares received upon conversion of a Debenture in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Common Shares. Any gain or loss recognized on a taxable disposition of our Common Shares will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period at the time of the sale, exchange, redemption or other taxable disposition of our Common Shares is more than one year. Long-term capital gains of individuals, estates, and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Exchange of Canadian Dollars for U.S. Dollars

A U.S. Holder’s tax basis in any Canadian dollar received as interest on a Debenture or as a dividend on our Common Shares received upon conversion of a Debenture, or on the sale or other taxable disposition of a

Debenture or our Common Shares received upon conversion of a Debenture, will be the U.S. dollar value of such Canadian dollar at the spot rate of exchange in effect on the date of receipt of the Canadian dollar. A U.S. Holder will generally recognize gain or loss on a sale, exchange or other taxable disposition of the Canadian dollar equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of other property received in such disposition, and (ii) the U.S. Holder’s tax basis in such Canadian dollar. Any gain or loss recognized by a U.S. Holder on a sale, exchange or other taxable disposition of the Canadian dollar will be ordinary income or loss and generally will be U.S. source income or loss for U.S. foreign tax credit purposes.

Reportable Transactions

A U.S. Holder that recognizes exchange loss with respect to the Debentures or the Common Shares received upon conversion of a Debenture would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the applicable regulations. For individuals and trusts, this loss threshold is $50,000 in any single year. For other types of taxpayers and other types of losses, the thresholds are higher. U.S. Holders should consult their own tax advisors regarding the application of these rules to the acquisition, ownership or disposition of the Debentures and the ownership or disposition of the Common Shares received upon conversion of a Debenture.

Passive Foreign Investment Company Rules

Adverse U.S. federal income tax rules apply to a U.S. Holder that holds shares in a foreign corporation classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder in any taxable year in which, after applying certain look-through rules, either:

•

at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains, and rents derived other than in the active conduct of a rental business); or

•	the average percentage by value (determined quarterly) of our assets during such taxable year that produce or are held for the production of passive income is at least 50%.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock.

Based on estimates of our gross income, the nature and value of our assets, the manner in which we conduct our business and our expectation for the manner in which such business will be conducted in the future, we do not believe that we were a PFIC for our 2020 taxable year and do not expect to be treated as a PFIC in the current taxable year or any future taxable year. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure U.S. Holders that the IRS will not take a contrary position. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change.

If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our Common Shares (and regardless of whether we remain a PFIC for subsequent taxable years), gain recognized by the U.S. Holder on the sale or other disposition of the Common Shares would be allocated ratably over the U.S. Holder’s aggregate holding period for the Common Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that taxable year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if we were a PFIC for any taxable year during which a U.S. Holder held the Debentures, such U.S. Holder could be taxed on a sale or other disposition of a Debenture in the same manner that the U.S. Holder would be taxed upon a sale or other disposition of the Common Shares. However, the exercise of an option to acquire a PFIC is, under proposed U.S. Treasury regulations, generally not a taxable disposition for purposes of the PFIC rules, and thus a conversion of a Debenture into our Common Shares should not be taxable under the special PFIC rules described in this paragraph. Further, to the extent that any distribution received by a U.S. Holder on our Common Shares exceeds 125% of the average of the annual distributions on the Common Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution will be subject to taxation in the same manner as gain, described immediately above. Certain elections (such as a “QEF election” or “mark-to-market” election) may be available that would result in alternative treatments of the Common Shares. If we do not provide the information necessary for U.S. Holders to make a QEF election, such an election may not be available. U.S. Holders should consult their own tax advisors to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in your particular circumstances.

If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our Debentures or Common Shares received upon conversion of a Debenture, such U.S. Holder may (in the case of Debentures) and generally will (in the case of Common Shares) be required to file an annual information return with the IRS reflecting such ownership, regardless of whether a special election for alternative treatment is made. U.S. Holders should consult their own tax advisors regarding the adverse tax consequences of owning our Debentures or Common Shares received upon conversion of a Debenture if we were to be a PFIC.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest and dividends (including deemed dividends) and the proceeds of the sale or other disposition (including a redemption, exchange, or retirement) of the Debentures or Common Shares received upon conversion of a Debenture that are paid by a U.S. paying agent or other U.S. intermediary. Backup withholding will apply to such payments unless a U.S. Holder provides to the applicable withholding agent its taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed the U.S. Holder’s actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS. U.S. Holders should consult their own tax advisors regarding any additional tax reporting or filing requirements they may have as a result of the acquisition, ownership, conversion and disposition of the Debentures and the ownership and disposition of our Common Shares received upon conversion of a Debenture.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information to the IRS with respect to their ownership of “specified foreign financial assets”, which generally will include the Debentures and our Common Shares, subject to certain exceptions (including an exception for Debentures and Common Shares held in accounts maintained by certain financial institutions). U.S. Holders who fail to report required information could become subject to substantial penalties. Prospective purchasers should consult their own tax advisors regarding the possible implications of these rules to their ownership of the Debentures and our Common Shares.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING, CONVERTING AND DISPOSING OF THE DEBENTURES AND OWNING AND DISPOSING OF COMMON SHARES RECEIVED UPON CONVERSION OF A DEBENTURE, INCLUDING THE CONSIDERATIONS OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO NON-RESIDENTS OF CANADA

In the opinion of Bennett Jones LLP, counsel to the Company, and Goodmans LLP, counsel to the Underwriters, the following is, as at the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a purchaser who acquires Debentures as a beneficial owner pursuant to the Offering and who, for the purposes of the Tax Act and at all relevant times, (i) is neither a resident of Canada nor deemed to be resident in Canada, (ii) does not, and is not deemed to, use or hold any of the Offered Securities in, or in the course of carrying on, a business in Canada, (iii) deals at arm’s length with the Company and the Underwriters and is not affiliated with either the Company or the Underwriters, (iv) is entitled to receive all payments (including interest and principal) in respect of a Debenture, (v) deals at arm’s length with any person or partnership who is a resident or deemed resident of Canada to whom the holder assigns or otherwise transfers a Debenture, (vi) is not an “authorized foreign bank” (as defined in the Tax Act), (vii) is not a person who carries on an insurance business in Canada and elsewhere, and (viii) is neither a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Company nor a person who does not deal at arm’s length for purposes of the Tax Act with a specified shareholder of the Company (for purposes of this “Certain Canadian Federal Income Tax Considerations to Non-Residents of Canada” section only, a “Non-Resident Holder”).

This summary is based on the provisions of the Tax Act in force at the date hereof, all specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, as well as counsel’s understanding of the current published administrative policies and assessing practices of the CRA. Aside from such specific proposals, this summary does not take into account or anticipate any changes in the law or administrative policy or assessing practice, whether by legislative, governmental, judicial, regulatory or administrative decision or action, nor does it take into account other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income or other tax considerations applicable to an investment in the Offered Securities. The tax consequences of acquiring, holding and disposing of the Offered Securities will vary according to the status and circumstances of the particular purchaser or holder. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular purchaser or holder and no representations with respect to the income or other tax consequences to any particular purchaser or holder are made. Prospective purchasers should be aware that the acquisition, holding and disposition of Offered Securities may have tax consequences which are not described in this prospectus supplement and the accompanying prospectus. Prospective purchasers should consult their own tax advisors about the tax consequences to them of acquiring, holding and disposing of the Offered Securities in their own circumstances.

Taxation of Interest on Debentures

A Non-Resident Holder will generally not be subject to Canadian withholding tax in respect of amounts paid or credited, or deemed to have been paid or credited, by the Company to a Non-Resident Holder as, on account or in lieu of, or in satisfaction of, interest or principal in respect of the Debentures. Non-Resident Holders should consult with their own tax advisors and refer to the discussion under the heading “Risk Factors – Risks Relating to our Debentures and Common Shares – Payments made by us in respect of the Debenture will be made net of any applicable taxes or other required withholdings” and “Risk Factors – Risks Relating to our Debentures and Common Shares – Interest on the Debentures may be subject to Canadian withholding tax.”

Exercise of the Conversion Privilege

Generally, a Non-Resident Holder who converts a Debenture into Common Shares and receives only Common Shares on such conversion (or Common Shares and cash delivered in lieu of a fraction of a Common

Share) pursuant to the conversion privilege under the terms of the Debenture (a “Qualifying Conversion”) will be deemed not to have disposed of the Debenture for most purposes of the Tax Act and, accordingly, will not recognize a gain (or loss) upon such conversion.

On a Qualifying Conversion of a Debenture by a Non-Resident Holder into Common Shares and cash in lieu of a fraction of such Common Shares, if such Common Shares constitute “taxable Canadian property” to the Non-Resident Holder, as discussed below, and if the value of such cash does not exceed C$200, under the administrative practice of the CRA, the Non-Resident Holder may either treat this amount as proceeds of disposition and calculate and report a gain or loss and pay tax in Canada subject to relief under the applicable tax treaty or convention, or reduce the aggregate adjusted cost base of the Common Shares that the Non-Resident Holder receives on the conversion by the amount of cash received.

Upon the conversion of a Debenture, any payment representing interest accrued from the date of the last payment of interest to the date of conversion, or any deemed payment of interest, will be subject to the Canadian federal income tax considerations described above under “Taxation of Interest on Debentures”.

The aggregate cost to a Non-Resident Holder of the Common Shares acquired on a Qualifying Conversion will generally be equal to the aggregate of the Non-Resident Holder’s adjusted cost base of the Debenture immediately before the conversion, less any reduction of adjusted cost base for cash received in lieu of fractional shares as discussed above. The cost to a Non-Resident Holder of the Common Shares acquired on the conversion of a Debenture must be averaged with the adjusted cost base of all other Common Shares held by the Non-Resident Holder as capital property at the time of the conversion of the Debenture to determine the Non-Resident Holder’s adjusted cost base of all such Common Shares held.

Disposition of Debentures and Common Shares

Generally, a Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition or deemed disposition of Debentures or Common Shares unless the Non-Resident Holder’s Debentures or Common Shares, as the case may be, are, or are deemed to be, “taxable Canadian property” (as defined in the Tax Act) to the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-Resident Holder.

Generally, the Common Shares will not constitute “taxable Canadian property” to a Non-Resident Holder at a particular time provided that the Common Shares are listed at that time on a designated stock exchange (which includes the TSX and the Nasdaq), unless at any particular time during the 60-month period that ends at that time:

(a)

one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder does not deal with at arm’s length (within the meaning of the Tax Act), and (iii) partnerships in which the Non-Resident Holder or a person described in (iv) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of the Company; and

(b)

more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

In the case of the Debentures, the Debentures would generally be “taxable Canadian property” to a Non-Resident Holder at a particular time if, at any time in the previous 60-month period that ends at that time: (i) the Debentures provide such Non-Resident Holder with the right to acquire 25% or more of the Common Shares or shares of the Company held by the Non-Resident Holder at that time satisfy the requirement in paragraph (a) above describing whether the Common Shares constitute “taxable Canadian property,” and (ii) the requirement in paragraph (b) above is satisfied at that time.

Where the Debentures constitute “taxable Canadian property” to a Non-Resident Holder, any Common Shares received by the Non-Resident Holder on a Qualifying Conversion of such Debentures will be deemed to constitute “taxable Canadian property” to the Non-Resident Holder for a period of 60 months.

In addition to the foregoing, in certain circumstances set out in the Tax Act, Common Shares and Debentures could be deemed to be taxable Canadian property. Non-Resident Holders whose Common Shares or Debentures may constitute “taxable Canadian property” should consult their own tax advisors. If the Debentures or Common Shares are “taxable Canadian property” to a Non-Resident Holder and such Non-Resident Holder is not exempt from tax under the Tax Act in respect of the disposition of such Debentures or Common Shares pursuant to an applicable income tax treaty or convention, such Non-Resident Holder will be subject to tax in Canada and should consult their own tax advisors. If the Debentures or Common Shares are “taxable Canadian property” to a Non-Resident Holder, the Non-Resident Holder may in certain circumstances be required to file a Canadian tax return reporting the disposition of such Debentures or Common Shares even if no gain is realized by the Non- Resident Holder on the disposition or the gain is otherwise exempt from Canadian tax under the provisions of an applicable income tax treaty or convention.

Even if the Common Shares or Debentures are taxable Canadian property to a Non-Resident Holder, a taxable capital gain resulting from the disposition of such shares or debentures will not be included in computing the Non-Resident Holder’s income for the purposes of the Tax Act if the Common Shares or Debentures, as the case may be, constitute “treaty-protected property”, as defined in the Tax Act.

Dividends on Common Shares

Where a dividend is paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on Common Shares, the amount of such dividend will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the Non-Resident Holder’s country of residence. Under the Canada-US Tax Treaty, the withholding rate on any such dividend beneficially owned by a Non-Resident Holder that is a resident of the United States for purposes of the Canada-US Tax Treaty and fully entitled to the benefits of such treaty is generally reduced to 15%, and to 5% if such Non-Resident Holder is a corporation that beneficially owns at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors for the requirements to be satisfied to qualify for reductions in Canadian withholding tax on any dividends.

UNDERWRITING

Pursuant to the terms and conditions of the underwriting agreement to be dated November 19, 2021 (the “Underwriting Agreement”) among us and each of the Underwriters, we have agreed to create, issue and sell and the Underwriters have severally agreed to purchase on the Closing Date, C$35,000,000 aggregate principal amount of Debentures at a price of C$1,000 per Debenture, payable in cash to the Company against delivery of such Debentures, subject to compliance with all necessary legal requirements and terms and conditions of the Underwriting Agreement. The Underwriting Agreement provides that we will pay the Underwriters’ Fee of C$40 per Debenture. The Underwriters’ Fee is payable in full upon the closing of the Offering. The terms of the Offering were determined by negotiation between the Company and the Underwriters. Completion of the Offering is subject to a number of conditions, including the approval of the TSX.

We have granted to the Underwriters the Over-Allotment Option to purchase up to an additional 5,250 Debentures at a price of C$1,000 per Debenture, exercisable, at any time and from time to time, in whole or in part, commencing on the Closing Date and ending on the date that is 30 days following the Closing Date, to cover over-allotments, if any, or for market stabilization purposes. A purchaser who acquires Debentures, forming part of the Underwriters’ over-allocation position acquires those securities under this prospectus supplement and the accompanying prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. If the Over-Allotment Option is exercised in full, the total gross proceeds of the Offering, the Underwriters’ Fee and the net proceeds to us (before deducting expenses of the Offering) will be C$40.3 million, C$1.6 million and C$38.6 million, respectively.

The obligations of the Underwriters under the Underwriting Agreement are several, and may be terminated at their discretion upon the occurrence of certain stated events, as described in the Underwriting Agreement. Each Underwriter may terminate its obligations under the Underwriting Agreement, by written notice to the Company (with a copy to the other Underwriters), in the event that after the date of the Underwriting Agreement and at any time prior to the Closing Date: (i) any inquiry, action, suit, investigation (whether formal or informal) or other proceeding is instituted, announced or threatened or any order is issued under or pursuant to any relevant statute or policy or made by any federal, provincial, state or other governmental authority, commission, board, bureau, agency or instrumentality (including without limitation the TSX, Nasdaq or any securities regulatory authority) in relation to the Company or any of its material subsidiaries, or there is any change in law, regulation or policy, or the interpretation or administration thereof, or there is a general moratorium on banking activities in the United States or Canada declared by relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services, which, in any such cases, in the opinion of any of the Underwriters, acting reasonably, operates to impact, suspend, restrict, inhibit, prevent or otherwise adversely impact the distribution or trading of the Debentures or the Common Shares; (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe, war or, act of terrorism or plague of national or international consequence, including by way of COVID-19 only to the extent that there are material adverse developments related thereto after November 19, 2021, or a new or change in any law or regulation which, in the opinion of any Underwriter, acting reasonably, seriously adversely affects, or will seriously adversely affect, the financial markets or the business, operations or affairs of the Company and its subsidiaries, taken as a whole; (iii) there should occur, be discovered by the Underwriters or be announced by the Company, any material change, a new material fact or a change in any material fact in the condition (financial or otherwise), earnings, business, affairs or business prospects of DIRTT (on a consolidated basis) which, in the opinion of any Underwriter, acting reasonably, has or could be reasonably expected to have a significant adverse effect on the market price or value of the Common Shares or could reasonably be expected to result in the purchasers of a material amount of Debentures exercising their rights under applicable securities laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof; or (iv) DIRTT is in breach or failed to comply in all material respects with the terms and conditions of the Underwriting Agreement. If one or more Underwriters fails to purchase the Debentures which it has agreed to purchase, the remaining Underwriter(s) may terminate their obligation to purchase their allotment of Debentures, or may, but are not obligated to, purchase the Debentures not purchased by the Underwriter or Underwriters which fail to purchase; provided, however, that in the event that the percentage of the total number of Debentures which one or more Underwriters has failed or refused to purchase is 10% or less of the total number of Debentures which the Underwriters have agreed to purchase, the other Underwriters shall be obligated severally to purchase on a pro rata basis the Debentures which would otherwise have been purchased by the one or more Underwriters which failed or refused to purchase. The Underwriters are, however, obligated to take up and pay for all Debentures if any are purchased under the Underwriting Agreement.

The Underwriting Agreement also provides that we will indemnify the Underwriters and their directors, officers, partners, agents, employees and advisors against certain liabilities and expenses.

Except as otherwise stated herein, the Debentures will be issued in electronic form as non-certificated inventory and must be purchased or transferred through a Participant. See “Description of Debentures – Non-Certificated Issue”.

Subject to applicable securities laws, the Underwriters may, in connection with the Offering, effect transactions which stabilize or maintain the market price of the Debentures at levels other than those that might otherwise prevail on the open market in accordance with applicable market stabilization rules. Such transactions, if commenced, may be discontinued at any time. The Underwriters propose to offer the Debentures initially at the offering price specified herein. After a reasonable effort has been made to sell all of the Debentures at the price specified, the Underwriters may subsequently reduce the selling price to investors from time to time in order to sell any of the Debentures remaining unsold. In the event that the offering price of the Debentures is reduced, the compensation received by the Underwriters will be decreased by the amount the aggregate price paid by the purchasers for the Debentures is less than the gross proceeds paid by the Underwriters to us for the Debentures. Any such reduction will not affect the proceeds received by us.

We have agreed with the Underwriters that the Company, and each of its senior officers and directors, will not, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Company for a period of 90 days from the Closing Date, without the prior written consent of National Bank Financial Inc. (“NBF”), on behalf of the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed, except, in the case of the Company: (i) pursuant to acquisitions, subject to any selling shareholder who receives securities from the Company being locked up for a period of at least 90 days from the Closing Date; (ii) to satisfy existing instruments already issued as of the date of the Underwriting Agreement; (iii) in conjunction with deferred shares pursuant to the Company’s deferred share plan; (iv) in conjunction with awards under the Company’s long term incentive plan or any withholdings related thereto; (v) to satisfy obligations under the Company’s dividend reinvestment plan or deferred share plan or employee share purchase plan; or (vi) under any rights plan adopted from time to time by the Company, for a period of 90 days from the Closing Date, without the prior consent of NBF, on behalf of the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed.

There is currently no market through which the Debentures may be sold and purchasers may not be able to resell Debentures purchased under this prospectus supplement and the accompanying prospectus. This may affect the pricing of the Debentures in the secondary market, the transparency and availability of trading prices and the liquidity of the Debentures, and the extent of issuer regulation. We have received conditional approval to list the Offered Securities on the TSX. Listing of the Offered Securities on the TSX will be subject to our fulfillment of all the listing requirements of the TSX on or before February 11, 2022. We have given notice to the Nasdaq to list the Common Shares issuable on conversion, redemption and maturity of the Debentures or otherwise issuable pursuant to the Indenture. See “Risk Factors”.

Subscriptions for Debentures will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The Closing Date is anticipated to occur on or about December 1, 2021 or such other date as may be agreed upon by us and the Underwriters, but in any event not later than 42 days after the date of the receipt for this prospectus supplement and the accompanying prospectus.

The Debentures are being concurrently conditionally offered in the United States and Canada pursuant to and in accordance with the conditions contained in the Underwriting Agreement referred to under this “Underwriting” section. The Company has filed a registration statement on Form S-3 (File No. 333-251660) and a preliminary prospectus supplement with respect to the Debentures with the SEC under the Securities Act. Except as described below, each of the Underwriters will offer the Debentures for sale in Canada either directly or through their respective broker-dealer affiliates or agents registered in Canada. Craig-Hallum Capital Group LLC is not registered to sell securities in any Canadian jurisdiction and, accordingly, will only sell the Debentures outside of Canada. The Debentures will be offered by the Underwriters, either directly or through their respective broker-dealer affiliates or agents registered in the United States under this prospectus supplement and accompanying prospectus.

CURRENCY AND EXCHANGE RATES

In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars,” “US$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth certain exchange rates as reported by the Bank of Canada. Such rates are set forth as Canadian dollars per United States dollar.

	Year ended December 31			Nine months ended September 30
	2020	2019	2018	2021	2020
Period End	1.2732	1.2988	1.3642	1.2741	1.3339
Average	1.3415	1.3269	1.2957	1.2513	1.3541
Low	1.2718	1.2988	1.2288	1.2040	1.2970
High	1.4496	1.3600	1.3642	1.2856	1.4496

On November 25, 2021, the rate of exchange for the United States dollar, expressed in Canadian dollars, based on the Bank of Canada daily average exchange rate for United States dollars, was $1.00 equals C$1.2654.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that (i) the Company is a corporation incorporated under the ABCA and is governed by the laws of Alberta, (ii) certain of its directors and executive officers are resident outside the United States, (iii) certain experts named in this prospectus are resident outside the United States and (iv) all or a substantial portion of the assets of the foregoing persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the Company, the underwriters and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability provisions of the United States federal securities laws.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Bennett Jones LLP, Calgary, Alberta, with respect to Canadian legal matters, and by Vinson  & Elkins L.L.P., Dallas, Texas, with respect to U.S. legal matters as our counsel.

EXPERTS

The consolidated financial statements as of December 31, 2020 and December 31, 2019 and for each of the three years in the period ended December 31, 2020 appearing in our Annual Report on Form 10-K and incorporated by reference herein have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC (File No. 001-39061). Our filings with the SEC are available to the public through the Internet at the Commission’s website at http://www.sec.gov. We are also subject to requirements of applicable securities laws in Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found at http://www.sedar.com.

We make available free of charge through our website at http://www.dirtt.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC or the securities commissions or similar regulatory authorities in Canada. In addition to the reports filed or furnished with the SEC and the securities commissions or similar regulatory authorities in Canada, we publicly disclose information from time to time in our press releases, investor presentations posted on our website and at publicly accessible conferences. Such information, including information posted on or connected to our website, is not a part of, or incorporated by reference into, this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC or the securities commissions or similar regulatory authorities in Canada.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the Debentures offered hereby have been sold or we have filed with the SEC an amendment to the registration statement relating to this Offering which deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC):

•

our Annual Report on Form 10-K for the year ended December 31, 2020 (the “10-K”), including those portions of our definitive proxy statement on Schedule 14A filed on March 26, 2021, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•

our Current Reports on Form 8-K dated January 7, 2021 (filed January 13, 2021), January 25, 2021 (filed January  29, 2021), February 12, 2021 (filed February  19, 2021), March 19, 2021 (filed March  23, 2021), May 6, 2021 (filed May 7, 2021), July  8, 2021 (filed July 9, 2021), and November 19, 2021 (filed November 23, 2021) but excluding Item 2.02 therein; and

•

the description of our Common Shares contained in our Registration Statement on Form 10 filed on September 20, 2019, including Exhibit 4.2 to our 10-K and any other amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the termination of the Offering (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. In addition to the reports made available through our website address provided above, we will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

DIRTT Environmental Solutions Ltd.

Attn: Investor Relations

7303 30th Street S.E.,

Calgary, Alberta, T2C 1N6, Canada

Telephone number: (403) 723-5000

PROSPECTUS

DIRTT Environmental Solutions Ltd.

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RECEIPTS

We may from time to time, in one or more offerings, offer and sell shares of our common shares, shares of preferred shares, debt securities, warrants, and subscription receipts.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus provides you with only a general description of these securities and the manner in which we will offer these securities. The specific terms of any securities that we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common shares are listed on The Nasdaq Global Select Market under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT.”

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves risk. Before you make an investment in our securities, we recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $100.0 million. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus may not be used to offer or sell any of our securities unless accompanied by the applicable prospectus supplement.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “DIRTT” refer to DIRTT Environmental Solutions Ltd.; and the term “securities” refers collectively to the securities registered hereunder or any combination thereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement may contain forward-looking statements that involve substantial risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects can be found under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q. These factors include, but are not limited to, the following:

•	competition in and changes to the interior construction industry;

•	global economic, political, health and social conditions and financial markets, including those related to pandemics such as the COVID-19 pandemic;

•	the condition and changing trends of the overall construction industry;

•	our reliance on our network of distribution partners for sales, marketing and installation of our solutions;

•	our ability to maintain and manage growth effectively;

•	our ability to introduce new designs, solutions and technology and gain client and market acceptance;

•	loss of our key executives;

•	labor overcapacity or shortages and disruptions in our manufacturing facilities;

•	product liability, product defects and warranty claims brought against us;

•	defects in our designing and manufacturing software;

•	infringement on our patents and other intellectual property;

•	cyber-attacks and other security breaches of our information and technology systems;

•	material fluctuations of commodity prices, including raw materials;

•	shortages of supplies or disruptions in the supply chain of certain key components and materials;

•	our ability to balance capacity within our existing manufacturing facilities;

•	our exposure to currency exchange rates, tax rates and other fluctuations, including those resulting from changes in laws;

•	legal and regulatory proceedings brought against us;

•	the availability of capital or financing on acceptable terms, which may impair our ability to make investments in the business; and

•	other factors and risks described under the heading “Risk Factors.”

These risks are not exhaustive. Because of these risks and other risks and uncertainties, our actual results, performance or achievement, or industry results, may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our past results of operations are not necessarily indicative of our future results. You should not place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY

We are an innovative manufacturing company featuring a proprietary software and virtual reality visualization platform, coupled with vertically integrated manufacturing that designs, configures and manufactures prefabricated interior solutions used primarily in commercial spaces across a wide range of industries and businesses. We combine innovative product design with our industry-leading, proprietary ICE® Software (“ICE” or “ICE Software”), and technology-driven, lean manufacturing practices and sustainable materials to provide end-to-end solutions for the traditionally inefficient and fragmented interior construction industry. We create customized interiors with the aesthetics of conventional construction but with greater schedule and cost certainty, shorter lead times, greater future flexibility, and better environmental sustainability than conventional construction.

Our ICE Software allows us to sell, design, visualize (including 3D virtual reality modeling of interiors), configure, price, communicate, engineer, specify, order and manage projects, thereby reducing challenges associated with traditional construction, including cost overruns, change orders, inconsistent quality, delays and material waste. While other software programs and virtual reality tools are used in the architectural and construction industries, we believe our ICE Software is the only interior construction technology that provides end-to-end integration and management, from design through engineering, manufacturing and installation. Our interior construction solutions include prefabricated, customized interior modular walls, ceilings, and floors; decorative and functional millwork; power infrastructure; network infrastructure; and pre-installed medical gas piping systems. We strive to incorporate environmentally sustainable materials and reusable components into our solutions while creating flexible, functional and well-designed environments for the people who will use them.

We offer our interior construction solutions throughout the United States and Canada, as well as in select international markets, through a network of independent distribution partners and an internal sales team. Our distribution partners use ICE to work with end users to envision and design their spaces, and orders are electronically routed through ICE to our manufacturing facilities for production, packing and shipping. Our distribution partners then coordinate the receipt and installations of our interior solutions at the end users’ locations.

Our manufacturing facilities are in Calgary, Alberta; Phoenix, Arizona; and Savannah, Georgia; with an additional facility under construction in Rock Hill, South Carolina.

OUR CORPORATE INFORMATION

Our name “DIRTT” stands for Doing It Right This Time. We were incorporated in Alberta, Canada, under the Business Corporations Act (Alberta) (the “ABCA”) on March 4, 2003. Our headquarters are located at 7303 30th Street S.E., Calgary, Alberta, T2C 1N6, Canada, and our telephone number at that address is (403) 723-5000. Our website address is http://www.dirtt.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and reducing executive compensation disclosures.

We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that are held by non-affiliates exceed $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC (File No. 001-39061). Our filings with the SEC are available to the public through the Internet at the Commission’s website at http://www.sec.gov. We are also subject to requirements of applicable securities laws in Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found at http://www.sedar.com.

We make available free of charge through our website at http://www.dirtt.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC or the securities commissions or similar regulatory authorities in Canada. In addition to the reports filed or furnished with the SEC and the securities commissions or similar regulatory authorities in Canada, we publicly disclose information from time to time in our press releases, investor presentations posted on our website and at publicly accessible conferences. Such information, including information posted on or connected to our website, is not a part of, or incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC or the securities commissions or similar regulatory authorities in Canada.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC):

•

our Annual Report on Form 10-K for the year ended December  31, 2019 (the “10-K”), including those portions of our definitive proxy statement on Schedule 14A filed on April 27, 2020, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, June 30, 2020 and September 30, 2020;

•

our Current Reports on Form 8-K dated March 14, 2020 (filed March 17, 2020), May 22, 2020 (filed May  22, 2020), June 23, 2020 (filed June  25, 2020), and July 29, 2020 (filed July 29, 2020), but excluding Item 2.02 therein; and

•

the description of our common shares contained in our Registration Statement on Form 10 filed on September 20, 2019, including Exhibit 4.2 to our 10-K and any other amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. In addition to the reports made available through our website address provided above, we will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

DIRTT Environmental Solutions Ltd.

Attn: Investor Relations

7303 30th Street S.E.,

Calgary, Alberta, T2C 1N6, Canada

Telephone number: (403) 723-5000

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference in evaluating an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, capital expenditures, working capital, financing acquisitions, the repurchase and redemption of our securities, extending credit to, or funding investments in, our subsidiaries, and other general corporate purposes.

The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our articles of amalgamation (our “articles of amalgamation”) and our amended and restated by-laws (our “by-laws”), and provisions of applicable law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our article of amalgamation and our by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to provisions of applicable law, including the ABCA.

Authorized Shares and Capital Structure

Under our articles of amalgamation, we have the authority to issue: (i) an unlimited number of common shares, and (ii) an unlimited number of preferred shares issuable in one or more series having the designation, rights, privileges and conditions attaching to each series of such shares as the directors may fix by resolutions from time to time before the issuance thereof, and each series to consist of such number of shares as may, before the issuance thereof, be determined by resolution of the directors, except that the directors may not issue any preferred shares if by doing so the aggregate number of preferred shares that would then be issued and outstanding would exceed 20% of the aggregate number of common shares then issued and outstanding. Under Alberta law, there is no franchise tax on our authorized share capital. As of December 18, 2020, we had 84,681,364 common shares outstanding and no preferred shares outstanding.

Common Shares. The holders of common shares are entitled to notice of and to attend all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote) and are entitled to one vote per common share. Holders of common shares are not entitled to cumulative voting rights in respect of the election of directors or otherwise. There are no restrictions on foreign holders voting our common shares. Holders of common shares are entitled to receive, if, as and when declared by the board of directors of the Company (the “Board”), such dividends as may be declared thereon by the Board from time to time; provided that the Company may declare dividends on any class of shares to the exclusion of any other class without being obliged to declare any dividends on the common shares. In the event of dissolution, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, our holders of common shares are entitled to share equally on a pro rata basis in the remaining property of the Company.

Our outstanding common shares are fully paid and non-assessable.

Preferred Shares. We do not have any preferred shares currently outstanding. Pursuant to our articles of amalgamation, our Board has the authority, without further action by our shareholders, to issue from time to time preferred shares in one or more series. Our Board may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the preferred shares, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred shares could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the liquidation rights of our common shares, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common shares. Any preferred shares so issued may rank senior to our common shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. Pursuant to our articles of amalgamation, the Board may not issue any preferred shares if by doing so the aggregate number of preferred shares that would then be issued and outstanding would exceed by 20% of the aggregate number of common shares then issued and outstanding. We currently have no plans to issue any preferred shares.

Shareholder Approval; Vote on Extraordinary Corporate Transactions. Under the ABCA, certain extraordinary corporate actions, such as a name change, amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all, or substantially all, of the property of a corporation (other than in the ordinary course of business), and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court), are required to be approved by a “special resolution” of shareholders.

A “special resolution” is a resolution (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution, or (ii) signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve an extraordinary corporate action is required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Amendments to the Governing Documents. Under the ABCA, amendments to the articles of a corporation generally require approval by special resolution of shareholders. If the proposed amendment would affect a particular class of shares in certain specified ways, the holders of shares of that class are entitled to vote separately as a class on the proposed amendment, whether or not the shares otherwise carry the right to vote.

The ABCA allows the directors, by resolution, to make, amend or repeal any by-laws that regulate the business or affairs of the corporation. When directors make, amend or repeal a by-law, they are required, under the ABCA, to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the by-law, the amendment or the repeal with the approval of a majority of the votes cast by shareholders who voted on the resolution. If a by-law, or an amendment or a repeal of a by-law, is rejected by the shareholders, or if the directors do not submit a by-law, or an amendment or a repeal of a by-law, to the shareholders, the by-law, amendment or repeal ceases to be effective and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

Quorum of Shareholders. The ABCA provides that, unless the by-laws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Our by-laws provide that a quorum is present if there are at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate at least 33-1/3% of our outstanding shares carrying voting rights at the meeting of shareholders.

Calling Meetings. The ABCA provides that the directors shall call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting, and may at any time call a special meeting of shareholders. Pursuant to our articles of amalgamation and our by-laws, meetings of shareholders may be held inside or outside Alberta at such place as may be determined by the Board from time to time. The registered holders or beneficial owners (as defined in the ABCA) of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition, but the beneficial owners of shares do not thereby acquire the direct right to vote at the meeting that is the subject of the requisition.

Shareholder Consent in Lieu of Meeting. Under the ABCA, a resolution in writing signed by all of the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of shareholders.

Director Election, Qualification and Number. The ABCA provides for the election of directors by a plurality vote (i.e., shareholders may either vote “for” or “withhold” from voting for a director) at an annual meeting of shareholders. The ABCA states that a corporation shall have one or more directors but a distributing corporation whose shares are held by more than one person shall have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates. Additionally, at least one-fourth of the directors must be resident Canadians.

Pursuant to the majority voting policy of the Company (the “Majority Voting Policy”), if any director nominee receives a number of votes “withheld” from his or her election equal to or greater than votes “for” such election, such nominee should submit his or her offer of resignation to the lead director or Chair of the Board. The Nominating and Governance Committee will review such resignation offer and make a recommendation to the Board of whether or not to accept it. The Nominating and Governance Committee is expected to recommend acceptance of the resignation offer to the Board, and the Board is expected to accept such recommendation and resignation offer, except where exceptional circumstances would warrant the director nominee continuing to serve on the Board. The director nominee will not participate in any deliberations of the Nominating and Governance Committee or the Board with respect to his or her resignation offer. Within 90 days of receiving the resignation offer, the Board will make a decision and issue a press release announcing whether it has accepted or rejected the director nominee’s resignation. The resignation will be effective only when accepted by the Board. The Majority Voting Policy of the Company does not apply to contested elections in which the number of director nominees for election is greater than the number of director positions on the Board.

Vacancies on Board of Directors. Under the ABCA, a vacancy among the directors created by the removal of a director may be filled at the meeting of shareholders at which the director is removed. The ABCA also allows a vacancy on the board to be filled by a quorum of directors, except when the vacancy is a result of an increase in the number or minimum number of directors or a failure to elect the number or minimum number of directors required by the articles of a corporation. In addition, the ABCA and our articles of amalgamation provide that the directors may, between annual general meetings, appoint one or more additional directors of the corporation to serve until the next annual general meeting, so long as the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the corporation.

Removal of Directors; Terms of Directors. Under the ABCA, provided that the articles of a corporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an “ordinary resolution” at a meeting of the shareholders of that class or series.

An “ordinary resolution” means a resolution (i) passed by a majority of the votes cast by the shareholders who voted in respect of that resolution, or (ii) signed by all the shareholders entitled to vote on that resolution.

Fiduciary Duty of Directors. Directors of a corporation existing under the ABCA have fiduciary obligations to the corporation. The ABCA requires directors and officers of an Alberta corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Indemnification of Officers and Directors. Under the ABCA and pursuant to our by-laws, we will indemnify present and former directors and officers against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment that is reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party because he or she acted as a director or officer of the corporation. In order to qualify for indemnification such directors or officers must:

•	have acted honestly and in good faith with a view to the best interests of the corporation; and

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.

We carry liability insurance for our and our subsidiaries’ officers and directors, as permitted by our by-laws and the ABCA.

The ABCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person: (i) was substantially successful on the merits in the person’s defense of the action or proceeding; (ii) otherwise meets the qualifications for indemnity described above; and (iii) is fairly and reasonably entitled to indemnity.

Dissent or Dissenters’ Appraisal Rights. The ABCA provides that shareholders of a corporation are entitled to exercise dissent rights and be paid by the corporation the fair value of their shares in connection with specified matters, including, among others:

•	an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue or transfer of shares;

•	an amendment to the corporation’s articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on;

•	an amalgamation with another corporation (other than with certain affiliated corporations);

•	a continuance under the laws of another jurisdiction; and

•	a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business.

However, a shareholder is not entitled to dissent if an amendment to the articles of the corporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Oppression Remedy. The ABCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of any security holder, creditor, director or officer of the corporation if an application is made to a court by a “complainant.”

A “complainant” with respect to a corporation means any of the following:

•	a present or former registered holder or beneficial owner of a security of the corporation or any of its affiliates;

•	a present or former director or officer of the corporation or of any of its affiliates;

•	a creditor in respect of an application under a derivative action; or

•	any other person who, in the discretion of the court, is a proper person to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s discretion under the oppression remedy, the exercise of that discretion does not depend on a finding of a breach of legal rights.

Derivative Actions. Under the ABCA, a complainant may also apply to the court for permission to bring an action in the name of, and on behalf of, the corporation or any of its subsidiaries, or to intervene in an existing action to which the corporation or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on the corporation’s behalf or on behalf of its subsidiary. Under the ABCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

•

the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend or discontinue the action;

•	the complainant is acting in good faith; and

•	it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the ABCA, the court in a derivative action may make any order it sees fit, including an order: (i) authorizing the complainant to control the conduct of the lawsuit, (ii) directing payments to former and present security holders, and (iii) requiring the corporation to pay reasonable legal fees incurred by the complainant.

Examination of Corporate Records. Under the ABCA, upon payment of a prescribed fee, a person is entitled, during usual business hours, to examine certain corporate records, such as the securities register and a list of shareholders, and to make copies of or extracts from such documents.

Advance Notice for Shareholder Proposals and Director Nominations. The ABCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to the Company, which proposals may be included in the Company’s management information circular and proxy statement. To be considered for inclusion in the management information circular and proxy statement for the annual meeting of shareholders of the Company, any such shareholder proposal under the ABCA must be submitted to the Company at least 90 days before the anniversary date of the last annual meeting of shareholders.

Additionally, our current by-laws include advance notice provisions. These provisions set deadlines for a certain number of days before a shareholders’ meeting for a shareholder to notify the Company of his, her or its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid. Such shareholder nominations generally must be provided to the Company (i) in the case of an annual meeting of shareholders, not less than 30 days before the date of such annual meeting and (ii) in the case of a special meeting of shareholders, no later than the close of business on the 15th day after the date on which the first public filing or announcement of the date of such special meeting was made; except that, in either instance, if notice-and-access is used for delivery of proxy related materials and the date on which the first public filing or announcement of the date of such meeting was made in respect of such meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not less than 40 days before the date of the applicable meeting. The notice must set forth specific information, as further described in our by-laws. This requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934 or any applicable laws or regulations of Canada, including the ABCA.

Potential Anti-Takeover Effect. Certain of the foregoing provisions of DIRTT’s articles of amalgamation and by-laws, together with the provisions of the ABCA and the Rights Plan (as defined herein) as summarized below, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to DIRTT’s shareholders and of limiting any opportunity to realize premiums over prevailing market prices for DIRTT’s common shares in connection therewith. This could be the case notwithstanding that a majority of DIRTT’s shareholders might benefit from such a change in control or offer.

Other Important Ownership and Exchange Controls

There is no limitation imposed by applicable Alberta law or by our articles of amalgamation on the right of a non-resident to hold or vote our common shares, other than as discussed herein.

Competition Act. Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition (the “Commissioner”) to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to seek a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which order may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of voting our shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period.

Investment Canada Act. The Investment Canada Act requires each “non-Canadian” (as defined in the Investment Canada Act) that acquires “control” of a “Canadian business,” where the acquisition of control is not a reviewable transaction, to file a notification in prescribed form with the Canadian Government (Department of Innovation, Science and Economic Development) not later than 30 days after closing. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act.

Under the Investment Canada Act, an investment in our common shares by a non-Canadian that is a private sector “trade agreement investor,” including a United States investor, would be reviewable only if it were an investment to acquire control of our business pursuant to the Investment Canada Act and the enterprise value of our business (as determined pursuant to the Investment Canada Act) were to be equal to or greater than C$1.568 billion. An investment in our common shares by a non-Canadian that is a private sector World Trade Organization member country investor would be reviewable only if the enterprise value of our business (as determined pursuant to the Investment Canada Act) were to be equal to or greater than C$1.045 billion. Different rules apply if the non-Canadian investor is a “state owned enterprise” (as determined pursuant to the Investment Canada Act). The Investment Canada Act contains various rules to determine whether an investment is an acquisition of control of a Canadian business. For example, for purposes of determining whether an investor acquires control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: (i) the acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation, (ii) the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares, and (iii) the acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

Under the Investment Canada Act, the Canadian Government may review on a discretionary basis a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada” to assess whether such investment may be injurious to national security. No financial threshold applies to a national security review. The federal government has broad discretion to determine whether an investor is a non-Canadian and therefore subject to national security review.

There are limited exemptions to a review of an acquisition of our common shares under the Investment Canada Act, subject to the Canadian Government’s discretion to conduct a national security review, including, generally: the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities; and the acquisition of control of our business in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act.

Other. There is no law, governmental decree or regulation in Alberta that restricts the export or import of capital or that would affect the remittance of dividends (if any) or other payments by us to non-resident holders of our common shares, other than withholding and other tax requirements.

Transfer Agent

The transfer agent and registrar for our common shares is Computershare Trust Company of Canada, located at 8th Floor, 100 University Ave., Toronto, Ontario, M5J 2Y1.

Stock Exchange Listing

Our common shares are listed on Nasdaq under the ticker symbol “DRTT” and on the TSX under the ticker symbol “DRT.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, or upon the exercise or exchange of a debt subscription receipt, from time to time in the form of one or more series of debt securities. We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

We anticipate that our debt securities will be issued under an indenture between us and one or more commercial banks to be selected by us. Under the indenture, our debt securities may be subordinated to our other indebtedness. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indenture will not limit the amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations, unless otherwise stated in the applicable prospectus supplement. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in Canadian dollars or any foreign currency (including U.S. currency).

Generally, we will pay the principal of, premium, if any, and interest on our debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

In this description of debt securities section, “we,” “us,” “our,” or the “Company” refer to DIRTT Environmental Solutions Ltd. and does not include any of our subsidiaries.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

1.	the title of the debt securities;

2.	whether they are senior debt securities or subordinated debt securities;

3.	the total amount of the debt securities authorized and the amount outstanding, if any;

4.	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

5.	the identity of the person to whom we will pay interest if it is anybody other than the noteholder;

6.	when the principal of the debt securities will mature, including the ability of the Company to elect any optional extension of maturity;

7.	the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

8.	when interest will be payable, as well as the record dates for determining to whom we will pay interest;

9.	where the principal of, premium, if any, and interest on the debt securities will be paid;

10.	whether we have any obligation to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

11.	if the debt securities are redeemable, when they may be redeemed, the redemption prices, a description of the terms of redemption, and our rights, if any, to redeem the debt securities;

12.	whether we have any obligation to redeem or repurchase the debt securities at the holder’s option;

13.	the denominations of the debt securities, if other than C$1,000 or an integral multiple of C$1,000;

14.	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than our principal amount;

15.	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from Canadian dollars;

16.	any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

17.	whether the debt securities will be issued in electronic, global or certificated form;

18.

if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be exchanged in whole or in part for other individual debt securities in definitive registered form;

19.	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

20.	any additions to, deletion from or changes to events of default and any additional events of default that would result in acceleration of their maturity;

21.

the applicability or inapplicability of any covenants and any additions or changes to the covenants, including those relating to permitted consolidations, amalgamations, mergers or sales of assets or otherwise;

22.	if any debt securities do not bear interest, the dates for any required reports to the trustee;

23.

the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

24.

whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

25.	the terms of any repurchase or remarketing rights of third parties;

26.	the terms of payment of principal, premium, if any, or interest if payment is to be made other than by cash;

27.

the remedy of the holders of debt securities for an event of default relating to our failure to comply with certain of our reporting obligations pursuant to the indenture, including any rights to receive additional interest, if any, if other than no remedy;

28.

any addition to, deletion from or change to the provisions of the indenture with respect to the percentage in principal amount of debt securities of the series whose holders must consent to an amendment or to the taking or refraining from any action and other provisions set forth under Article IX of the indenture; and

29.	any other terms of the debt securities.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

Debt securities of a series may be subordinated to senior indebtedness as set forth in a prospectus supplement relating to the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series, for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	failure to make any sinking fund payment on debt securities of that series when due;

•

failure to perform any covenant or agreement in the indenture, including failure to comply with the provisions of the indenture relating to consolidations, amalgamations, mergers and sales of assets, but other than a covenant included in the indenture solely for the benefit of a different series of our debt securities, which failure to comply continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the applicable indenture;

•	specified events relating to the bankruptcy, insolvency, reorganization, or compromise or arrangement with creditors of us or any of our significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of and interest on all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, any event of default arising from that default shall be deemed to have been cured for all purposes, and we, the trustee, and the holders of the senior debt securities of that series will be restored to their former positions and rights under the indenture.

The trustee under the indenture will, within 30 days after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities of that series notice of all uncured defaults with respect to that series known to it, unless the defaults have been cured or waived before the giving of the notice, but the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of those debt securities, except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series.

A holder may institute a suit against us for enforcement of such holder’s rights under the indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•

holders of at least 25% of the aggregate principal amount of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•	the trustee does not receive direction contrary to the holder’s request within 90 days following such notice, request and offer of indemnity under the terms of the indenture; and

•	the trustee does not institute the requested proceeding within 90 days following such notice.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our bank credit facility or other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, whether by redemption, at stated maturity, or otherwise, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities;

and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance — which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•

covenant defeasance — which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•

we irrevocably deposits with the trustee, in trust, an amount in funds or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	123 days pass after the deposit is made and, during the 123-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

•	the deposit is not a default under any other agreement binding on us and, in the case of subordinated debt securities, is not prohibited by the subordination provisions of such series;

•

we deliver to the trustee an opinion of counsel to the effect that the trust resulting from the deposit is not, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	to reduce the rate of or extend the time for payment of interest on any debt security;

•	to reduce the principal of or change the stated maturity of principal of any debt security;

•	to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	to make any debt security payable in a currency other than that stated in that debt security;

•

to impair or affect the rights of a holder of debt security to receive payment of principal, premium, if any, and interest on such debt securities on or after the due date, or of the holder’s right to institute suit for the enforcement of any such payment on or after the due date; and

•	to make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent.

In addition, with respect to the indenture, we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•

to evidence that another person has become our successor under the provisions of the indenture relating to consolidations, amalgamations, mergers, and sales of assets and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

•

to surrender any of our rights or powers under the indenture, to limit the applicability of or consequences of breach of any covenant under the indenture, to add to our covenants further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities issued under the indenture, and to make a default in any of these additional covenants, restrictions, conditions, or provisions a default or an event of default under the indenture;

•

to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities issued under the indenture or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series under the indenture;

•

to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under any applicable law of the United States, including the Trust Indenture Act of 1939, and Canada (or of any province or territory thereof, to the extent they do not conflict with the applicable law of the United States);

•	to add guarantees with respect to any or all of the debt securities or to secure any or all of the debt securities;

•	to make any change that does not adversely affect the rights of any holder of a series of debt securities under the indenture;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•	to conform the text of the indenture to any provision as described in this section (or in a similar section) of this prospectus or in any prospectus supplement;

•	to provide for the issuance of additional debt securities in accordance with any limitations set forth in the indenture;

•	to establish the form or terms of debt securities, if any, of any series;

•

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights in any material respect under the indenture of any holder of debt securities, including to comply with requirements of the SEC or the depositary; and

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities, subject to certain limitations.

Consolidation, Amalgamations, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the indenture prohibits us from amalgamating or consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

•	we are the continuing entity in the case of an amalgamation or merger; or

•

the surviving or acquiring entity, if other than us, is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, Canada, or any province or territory thereof, and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, amalgamation, merger, or sale complies with the indenture.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at your election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipates that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or us, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days; or

•

We determine in our sole discretion that we will no longer have debt securities represented by global securities or that we will permit global securities to be exchanged for certificated debt securities.

Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those senior debt securities).

Reports

We will deliver to the trustee (unless such reports have been filed within the time period set forth below on the SECs Electronic Data Gathering, Analysis and Retrieval system or on the Canadian Securities Administrator’s System for Electronic Document Analysis and Retrieval), within 15 calendar days after we have filed with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Trustee

We have designated Computershare Trust Company, National Association to serve as the U.S. trustee and Computershare Trust Company of Canada to serve as the Canadian trustee under the indenture. Except as otherwise stated herein, references to the “trustee” refers to both the U.S. trustee and the Canadian trustee. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

The indenture and the debt securities are governed by the laws of the Province of Alberta and the laws of Canada applicable in the Province of Alberta; provided, that the rights, protections, duties, obligations and immunities of the U.S. trustee hereunder shall be governed by and construed under the laws of the State of New York.

Consent to Service

In connection with the indenture, we will designate and appoint Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our equity or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States and Canadian federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common shares or preferred shares will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares or preferred shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or preferred shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States and Canadian federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or preferred shares or common shares being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our debt securities, common shares, or preferred shares, you will not have any rights as a holder of our debt securities, common shares, or preferred shares, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

From time to time, subscription receipts may be offered and sold under this prospectus. A subscription receipt may entitle the holder to acquire, for no additional consideration, our common shares, preferred shares or debt securities. Subscription receipts may be offered separately or together with other securities. The subscription receipts will be issued under a subscription receipt agreement with a subscription receipt agent.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the subscription receipts being offered. The following sets forth certain general terms and provisions of the subscription receipts offered under this prospectus.

The specific terms of the subscription receipts, and the extent to which the general terms described in this section apply to those subscription receipts, will be set forth in the applicable prospectus supplement. The particular terms of each issue of subscription receipts will be described in the related prospectus supplement. This description will include, where applicable:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered;

•	the procedure for the exchange or exercise of the subscription receipts for shares of our common shares or preferred shares or for debt securities;

•	the number of shares or principal amount of debt securities that may be acquired upon exchange or exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	material United States and Canadian federal income tax consequences of owning the subscription receipts; and

•	any other material terms and conditions of the subscription receipts.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, initial purchasers, brokers, or dealers;

•	through agents to investors or the public;

•	directly to agents or other purchasers;

•

in “at the market offerings” as defined in Canadian National Instrument 44-102 Shelf Distributions and within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in rights offerings to holders of some or all of our securities, with or without one or more standby underwriters;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers, or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers, or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable U.S. or Canadian securities laws.

Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Each series of securities other than our common shares, which are listed on Nasdaq under the ticker symbol “DRTT” and on the TSX under the ticker symbol “DRT,” will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

CURRENCY AND EXCHANGE RATES

In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth certain exchange rates as reported by the Bank of Canada. Such rates are set forth as Canadian dollars per United States dollar.

	Year ended December 31			Nine months ended September 30
	2019	2018	2017	2020	2019
Period End	1.2988	1.3642	1.2545	1.3339	1.3243
Average	1.3269	1.2957	1.2986	1.3541	1.3292
Low	1.2988	1.2288	1.2128	1.2970	1.3038
High	1.3600	1.3642	1.3743	1.4496	1.3600

On December 18, 2020, the rate of exchange for the United States dollar, expressed in Canadian dollars, based on the Bank of Canada daily average exchange rate for United States dollars, was $1.00 equals C$1.277.

EARNINGS COVERAGE

If we offer Debt Securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities, as required by Canadian securities laws.

PRIOR SALES

As required by Canadian securities laws, information in respect of our common shares that were issued within the previous twelve-month period, including common shares that were issued upon the exercise of equity awards granted under our long-term incentive plan, deferred share unit plan and any predecessor incentive plans, will be provided as required in any applicable prospectus supplement.

CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material U.S. and Canadian federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our capital structure since September 30, 2020, the date of our financial statements for the most recently completed financial period.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that (i) the Company is a corporation incorporated under the ABCA and is governed by the laws of Alberta, (ii) certain of its directors and executive officers are resident outside the United States, (iii) the Underwriters and certain experts named in the Canadian Prospectus are resident outside the United States and (iv) all or a substantial portion of the assets of the foregoing persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the Company, the Underwriters and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability provisions of the United States federal securities laws.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Bennett Jones LLP, Calgary, Alberta, Canada, with respect to Canadian legal matters, and by Vinson & Elkins L.L.P., Dallas, Texas, with respect to U.S. legal matters as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

AUDITORS, TRANSFER AGENT AND REGISTRAR

PricewaterhouseCoopers LLP was initially appointed as our auditor at our annual meeting of shareholders held on June 26, 2018. PricewaterhouseCoopers is located at 111-5th Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3.

Our transfer agent and the registrar for our common shares in Canada is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1 and, in the United States is Computershare Trust Company, N.A. located at 1011-250 Royall Street, Canton, Massachusetts, USA 02021.

INTERESTS OF EXPERTS

The consolidated financial statements as of December 31, 2019 and December 31, 2018 and for each of the three years in the period ended December 31, 2019 appearing in our Annual Report on Form 10-K and incorporated by reference herein have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

C$35,000,000

6.25% Convertible Unsecured Subordinated Debentures due 2026

PROSPECTUS SUPPLEMENT

Book-Running Manager

NATIONAL BANK OF CANADA FINANCIAL INC.

Co-Managers

Craig-Hallum Capital Group LLC	Raymond James (USA) Ltd.	Paradigm Capital U.S. Inc.